     As filed with the Securities and Exchange Commission on March 31, 1997

                                                        Registration No. 2-33339
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                           -------------------------


                        POST-EFFECTIVE AMENDMENT No. 30

                                       To

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            ------------------------

                                 NBD Bank, N.A.
                         RETIREMENT PLAN AND TRUST FOR
                           SELF-EMPLOYED INDIVIDUALS
                           (Identification of Trust)

                    MICHIGAN                                        38-6097482
          (State or other jurisdiction                           (I.R.S. Employer
       of incorporation or organization)                       Identification No.)

                              NBD Bank, as Trustee

                              Retirement Services

                                  611 Woodward
                            Detroit, Michigan 48226
                                 (313) 225-1000
  (Address, including zip code, and telephone number, including area code, of
                                    Trustee)


                        MARY JO GRASSNIG, Vice President

                                    NBD Bank

                              Retirement Services

                                  611 Woodward
                            Detroit, Michigan 48226
                                 (313) 225-1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           -------------------------

                          Copies of Communications to:
                              VERNE C. HAMPTON II
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                           500 Woodward -- Suite 4000
                            Detroit, Michigan 48226

================================================================================

                                 NBD BANK, N.A.
                         RETIREMENT PLAN AND TRUST FOR
                           SELF-EMPLOYED INDIVIDUALS

                                    FORM S-1

                             CROSS REFERENCE SHEET


           ITEM NUMBER IN FORM S-1                            LOCATION IN PROSPECTUS CAPTION
           -----------------------                            ------------------------------
 1 Forepart of the Registration Statement and
   Outside Front Cover Page of Prospectus.....  Outside Front Cover Page of Prospectus
 2 Inside Front and Outside Back Cover Page of
   Prospectus.................................  Inside Front Cover Page of Prospectus
 3 Summary Information, Risk Factors and Ratio
   of Earnings to Fixed Charges...............  Inapplicable
 4 Use of Proceeds............................  Inapplicable
 5 Determination of Offering Price............  Inapplicable
 6 Dilution...................................  Inapplicable
 7 Selling Security Holders...................  Inapplicable
 8 Plan of Distribution.......................  The Trust and The Trust Fund
 9 Description of Securities to be
   Registered.................................  The Declaration of Trust
10 Interests of Named Experts and Counsel.....  Inapplicable
11 Information with Respect to the
   Registrant.................................  The Declaration of Trust; The Retirement Plan of a Self-
                                                Employed Individual; The Trust and The Trust Fund; Legal
                                                Matters; Federal Income, Excise and Estate Tax Consequences
                                                of the Retirement Plan of a Self-Employed Individual; and
                                                Financial Statements of The Trust
12 Disclosure of Commission Positions on
   Indemnification for Securities Act
   Liabilities................................  Inapplicable

--------------------------------------------------------------------------------

                                   PROSPECTUS
--------------------------------------------------------------------------------

                                    NBD BANK

                  NBD Bank, N.A. Retirement Plan and Trust for

                           Self-Employed Individuals

--------------------------------------------------------------------------------

     Units of Participation are being offered by this Prospectus in a Trust Fund, consisting of at least three Pooled Funds, which has been established in connection with the NBD Bank, N.A. Retirement Plan and Trust for Self-Employed Individuals. Participation in the Trust is offered to self-employed individuals to permit them to establish pension plans and profit-sharing plans for themselves and their employees intended to qualify under section 401 and related provisions of the U.S. Internal Revenue Code of 1986, as amended.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
   THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
       OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

The Trustee of the Plans is:

                                    NBD BANK
                  611 Woodward Avenue, Detroit, Michigan 48226
                        Telephone number (313) 225-1000

                 Information concerning the fees and charges of
            the Trustee is set forth on page 16 of this Prospectus.

--------------------------------------------------------------------------------

    It is recommended that this Prospectus be retained for future reference.


                  The date of this Prospectus is April  , 1997

--------------------------------------------------------------------------------
                                    CONTENTS
--------------------------------------------------------------------------------


THE DECLARATION OF TRUST....................................      3
THE RETIREMENT PLAN OF A SELF-EMPLOYED INDIVIDUAL
  Certain Key Definitions Contained in the Plan.............      4
  Participation.............................................      4
  Contributions under the Self-Employed Plan................      5
  Contributions by Employees on their own Behalf............      6
  Full Vesting of Contributions.............................      7
  Withdrawals...............................................      7
  Benefits..................................................      8
  Administration of Employing Unit Plan.....................      9
  Termination of Employing Unit Plan........................      9
  Termination of the Master Plan and Trust..................      9
  Amendments to the Plan and Trust..........................     10
  Top-Heavy Plans...........................................     10
THE TRUST AND THE TRUST FUND
  The Pooled Funds..........................................     11
  Valuation of Units in Pooled Funds........................     13
  Management's Discussion and Analysis of Statement of
     Operations and Statement of Changes in Net Assets......     14
  Duties of the Trustee.....................................     16
  Limitations on Liability..................................     17
LEGAL MATTERS...............................................     17
FEDERAL INCOME, EXCISE AND ESTATE TAX CONSEQUENCES OF THE
  RETIREMENT PLAN OF A SELF-EMPLOYED INDIVIDUAL.............     17
ADDITIONAL INFORMATION......................................     21
RECOMMENDATION TO CONSULT ADVISORS..........................     21
TABLE OF CONTENTS FOR FINANCIAL STATEMENTS..................     22
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................     23
INDEPENDENT AUDITORS' REPORT................................     24

                            THE DECLARATION OF TRUST

     NBD Bank, formerly known as NBD Bank, N.A., a Michigan banking corporation of Detroit, Michigan, as trustee (the "Trustee"), by its Board of Directors, adopted a Declaration of Trust establishing the National Bank of Detroit Retirement Plan and Trust for Self-Employed Individuals on November 12, 1963; adopted seven (7) amendments thereto between 1963 and 1984; amended and restated such amended Plan and Trust in their entirety on December 27, 1984 ("1984 Restatement"); amended and restated such Plan and Trust and all previous amendments and restatements in their entirety on December 26, 1989 and July 27, 1990 ("1989 Restatement") and adopted a first amendment to the 1989 Restatement on August 17, 1994, all of which are designated as the NBD Bank, N.A. Retirement Plan and Trust for Self-Employed Individuals (hereafter called the "Plan"). The Declaration of Trust as amended and restated contains the following elements:

          (1) A master plan setting forth those generally applicable provisions which the Trustee reasonably believes to be necessary in order to afford self-employed individuals an opportunity to establish, for themselves and their employees, pension plans and profit-sharing plans designed to qualify under Section 401 of the Internal Revenue Code of 1986 as amended by the Budget Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Budget Reconciliation Act of 1990, the Unemployment Compensation Amendments Act of 1992, and the Omnibus Budget Reconciliation Act of 1993 (the "Code"). Each employer's pension plan and its continuing qualification in operation under Section 401 of the Code will be subject to certain provisions of the Code with effective dates prior to the date the 1989 Restatement was adopted by the employer. These provisions and their effective dates are specifically described under appropriate subject matter headings in Parts I and II of this Prospectus.

          The Internal Revenue Service has given opinions that the forms of the pension plan and the profit-sharing plan as master plans set forth in the 1989 Restatement are acceptable. Although the opinions do not address the qualification of each employer's plan, the Trustee believes that, because the Plan is designed to be a "standardized form plan," and its pension plan and its profit-sharing plan are designed to be "paired plans" as such terms are described in Internal Revenue Service Revenue Procedure 89-9, an employer's plan complying with the 1989 Restatement will meet all of the requirements for qualification under the Code unless the employer maintains or has maintained another plan which is not a "paired plan" and is intended to qualify under the applicable provisions of the Code.

          (2) A Trust under which the Trustee will hold and administer, as the Trust Fund, such money as may be paid to it as contributions for the purposes of the Plan. These amounts will be allocated and invested, in the manner directed by the employer, to the "Self-Employed Short-Term Investment Fund" (usually referred to as "Short-Term Investment Fund"), "Self-Employed Equity Fund" (usually referred to as "Equity Fund") and/or "Self-Employed Balanced Fund" (usually referred to as "Balanced Fund") established by the Declaration of Trust. The Trustee may establish such other Pooled Funds as it determines appropriate. The Internal Revenue Service has given its opinion that the Trust is tax-exempt.

     The purpose of all contributions to the Trust shall be the ultimate distribution to those participating in the Plan, or their beneficiaries, of such portions of the funds of the Trust as may be attributable to them in accordance with the Plan, primarily to provide, through the payment of Plan benefits, for the livelihood of such participating employees after their retirement, or for that of their beneficiaries.

                                    PART I.

               THE RETIREMENT PLAN OF A SELF-EMPLOYED INDIVIDUAL

CERTAIN KEY DEFINITIONS CONTAINED IN THE PLAN

     1. An "Employing Unit" is a self-employed individual or partnership that has adopted the master plan and trust.

     2. An "Employee" is either a person employed by an Employing Unit, or a person having earned income (or who would have had earned income if profits had occurred) for a given taxable year from the trade, business or professional activity with respect to which the plan is adopted.

     3. An "Owner Employee" is any Employee who owns the entire interest in the Employing Unit or, if the Employing Unit is a partnership, any Employee who is a partner owning more than 10% of either the capital interest or the profits interest in the partnership, and any individual who has previously been an Owner Employee.

     4. A "Participant" is an Employee who fulfills the requirements for participation outlined below.

     5. A "Self-Employed Individual" is an individual who owns an interest in an unincorporated professional activity, trade or business.

     6. An "Activity" is any unincorporated professional activity, trade or business.

     7. A "Common-Law Employee" is an Employee who is not an Owner Employee or other partner.

     8. A "Pooled Fund" is any one of the investment funds created by the Declaration of Trust; currently such funds consist of the Equity Fund, the Short-Term Investment Fund, and the Balanced Fund; the Trustee may establish other investment funds.

     9. A "Valuation Date" is one of the dates upon which the Trust Fund is evaluated and the total value related to the number of units in the Trust Fund then in existence; under the Declaration of Trust, Valuation Dates occur on the last business day of each month and any other date selected by the Trustee; if the Declaration of Trust should be revoked, the effective date of revocation shall be a Valuation Date.

     10. As used throughout this Prospectus, the "Code" is the Internal Revenue Code of 1986 as amended, and "TRA 1986" is the Tax Reform Act of 1986.

PARTICIPATION

     An Employing Unit may adopt the Plan's form of a pension plan and become a party to the Trust by executing a document in the form attached to the Declaration of Trust as Exhibit A and referred to as an Employing Unit Pension Plan. An Employing Unit may adopt the Plan's form of a profit-sharing plan and become a party to the Trust by executing a document in the form attached to the Declaration of Trust as Exhibit B and referred to as an Employing Unit Profit-Sharing Plan. Execution of either an Employing Unit Pension Plan or an Employing Unit Profit-Sharing Plan by an Employing Unit is a prerequisite to coverage of its Employees under the Plan and Trust.

     Both forms of Employing Unit Plan provide for election by an Employing Unit concerning the following details of the operation of the Employing Unit Plan which are necessarily not uniform and not contained in the master plan: (i) number of years of credited service required for eligibility to participate in the Employing Unit Plan; (ii) percentage of employee compensation to be contributed annually by the Employing Unit to the Trust, in the case of an Employing Unit Pension Plan; (iii) whether, in the case of an Employing Unit Profit-Sharing Plan, the

Employing Unit's discretionary contribution will be limited to the Employing Unit's net profits for the year; (iv) normal retirement date (with a provision for delayed retirement); (v) percentage of employee compensation to be contributed by the Employing Unit to the Trust in the event the Employing Unit Plan is determined to be "top-heavy" (as defined and described in "Top-Heavy Plans" elsewhere in this Prospectus); and (vi) survivor annuity provisions for spouses of deceased Participants. Both forms of Employing Unit Plan also provide for election by an Employing Unit of the actuarial assumptions to be used in discounting benefits under any defined benefit plan maintained by the Employing Unit, in order to be able to compute their present value when determining whether the Employing Unit Plan is top-heavy. However, the Trustee anticipates that such assumptions will generally be the same for all Employing Unit Plans.

     The master plan provides that, subject to certain limitations, every Employee of an Employing Unit on the date its Employing Unit Plan is executed who has completed at least the number of years of credited service specified for eligibility by its Employing Unit Plan shall be eligible to participate. Every other Employee of an Employing Unit shall be eligible to participate after he has completed the specified number of years of credited service. The number of years of credited service specified by an Employing Unit Plan for eligibility to participate may not exceed two years.

     A year of credited service for eligibility purposes is a year of service of an Employee, measured from his date of hire, in which he is compensated for at least 1,000 hours of service by his Employing Unit. Special rules set forth in the Declaration of Trust govern the eligibility to participate of Employees who leave the Employing Unit and, later, again become Employees. The status of such an Employee depends principally upon whether the Employee incurred a Break in Service and, if so, the number of years in which the Employee incurred a Break in Service. A Break in Service is a year in which the Employee is compensated for fewer than 500 hours of service as a result of leaving the Employing Unit.

     No Owner Employee who controls, nor any two or more Owner Employees who together control, as an Owner Employee or as Owner Employees any Activity or Activities shall become a Participant or Participants, as the case may be, unless and until the employees of each Activity which such Owner Employee or such Owner Employees control are included under a plan or plans which, when coalesced, constitute a single plan which meets the requirements of Section 401 of the Code, and which plan or plans provide contributions or benefits for all employees of each such Activity which are not less favorable than contributions or benefits provided for any Owner Employee under the most favorable plan of any Activity by which such controlling Owner Employee or Owner Employees are covered as Owner Employees.

CONTRIBUTIONS UNDER THE SELF-EMPLOYED PLAN

     All contributions are to be made in cash or by check on or before the time for filing the Employing Unit's federal income tax return for such year.

     Each Employing Unit which adopts an Employing Unit Pension Plan commits itself to make regular and recurring contributions to the Trust in an amount based upon the percentage of Employee total compensation specified in the Employing Unit Pension Plan but not in excess of 25% of such total compensation. In contrast to the regular annual contribution required under an Employing Unit Pension Plan, an Employing Unit which adopts an Employing Unit Profit-Sharing Plan may, at its discretion, make an annual profit-sharing contribution to the Trust which may vary from year to year, but which contribution may not exceed 15% of the Employees' total compensation for the year to be deductible by the Employing Unit under Section 404 of the Code. These percentages are subject to further modification described in the next four paragraphs. Under both forms of the Plan, the Employing Unit's contribution will be allocated among the Employees' accounts based on the Employees' annual compensation subject to certain limitations. The contribution under either the pension or the profit-sharing form of the Plan made on behalf of any Employee will be limited to take into account only the first $150,000 of compensation earned by an Employee. The $150,000 limit is indexed annually by the Secretary of the Treasury in $10,000 increments and will be increased in the future to reflect cost of living. For 1997, the limit is $160,000. For years prior to 1994, the limit was higher.


     Further, the provisions of Section 415 of the Code limit the total "Annual Additions" for any year to a Participant's account to the lesser of $30,000 or twenty-five percent (25%) of the Participant's compensation for the year. "Annual Additions" include contributions by the Employing Unit to the Participant's account for the year and all of the Participant's non-deductible voluntary contributions for the year (see the first paragraph of "Contributions by Employees on their own Behalf" in the next section of this Prospectus). If an Employing Unit maintains both a pension plan and a profit-sharing plan, then contributions under both forms of the Plan must be aggregated when determining Annual Additions.

     Before an Employing Unit specifies in its Employing Unit Pension Plan the percentage of Employee compensation that it will contribute each year to the Trust, it should consider that it must contribute the same percentage of each eligible Common-Law Employee's total compensation as the highest percentage of earned income contributed for any Owner Employee in that Employing Unit and that the percentage cannot exceed 25%. As noted above, an Employing Unit which adopts the Employing Unit Profit-Sharing Plan has the option of deciding each year the contribution that it will make out of its net profits or otherwise. However, the following limitations apply: (i) such contribution may not exceed 15% of the total of all Participants' total compensation for the year, (ii) the portion of the profit-sharing contribution allocated to the account of any one Participant cannot exceed 25% of such Participant's total compensation for the year, and
(iii) the portion allocated to the account of any one Common-Law Employee Participant for a year must represent the same percentage of the Participant's total compensation for such year as the highest percentage of earned income allocated to the account of any Owner Employee in the Employing Unit for such year.

     Under both the pension and the profit-sharing forms of the Plan, the earned income of a Participant who is an Owner Employee or other Self-Employed Individual, on which such Participant's contribution to the Trust for a year is based, will be determined after taking into account the Employing Unit's contribution or allocation to the Trust for such Participant for such year. Mathematically, this has the effect of reducing the maximum deductible contribution to the account of an Owner Employee or other Self-Employed Individual to no more than 20% of his pre-contribution earned income in the case of a pension plan and 13.04% of his pre-contribution earned income in the case of a profit-sharing plan.

     For each taxable year beginning after December 31, 1989, the pre-contribution earned income of an Owner Employee or other Self-Employed Individual for purposes of the Plan is determined after subtracting one-half of such individual's self-employment tax for such year.

     The Employing Unit must make a contribution, if it has adopted a pension plan, or a contribution allocation, if it has adopted a profit-sharing plan, on behalf of each Employee who is compensated for at least 1,000 hours of service by the Employing Unit for that year regardless of whether the Employee is employed by the Employing Unit on the date the contribution is made to the Trust or the date it is allocated to Employees' accounts.

CONTRIBUTIONS BY EMPLOYEES ON THEIR OWN BEHALF

     Employees are not permitted to make voluntary additional contributions as of the beginning of the Plan Year after the year in which the Employing Unit restates its Employing Unit Plan by adopting the 1989 Restatement of the Declaration of Trust. Prior to such time, an Employee may make voluntary additional contributions to the Trust on his own behalf if his Employing Unit Plan so provides. Such contributions are limited to 10% of the Employee's annual compensation, as defined in the master plan, or such lesser amount as may be dictated by the limits on "Annual Additions" under Section 415 of the Code (see the third paragraph of "Contributions under the Self-Employed Plan" in the preceding section of this Prospectus).

     Effective for years after 1986, TRA 1986 imposes a non-discrimination test on voluntary additional contributions by highly compensated Participants. For this purpose, a highly compensated Participant is any Participant who, during the current year or the prior year, was a 5% owner, or received compensation in excess of $75,000, or received compensation in excess of $50,000 and was in the top 20% of Employees by pay, or received compensation in excess of $45,000 and was an "officer" of the Employing Unit (generally, the term "officer" means an administrative executive who is in regular and continued service). The $75,000, $50,000, and $45,000 compensation figures in the preceding sentence are indexed for inflation beginning in 1988 and are $100,000, $66,000, and $60,000, respectively, for the 1996 calendar year. In addition, if an individual is a member of the family of a 5% owner or a member of the family of one of the 10 highest paid Employees, then the individual is not considered a separate Employee and any compensation paid to such individual shall be treated as if it were paid to the 5% owner or highly compensated Employee. A family member includes the spouse, lineal ancestor or descendant, or the ancestor's or descendant's spouse.

     The average voluntary additional contribution percentage under TRA 1986 for the highly compensated Participants as a group must be no greater than either
(i) 125% of the average voluntary additional contribution percentage for the non-highly compensated, or (ii) 200% of the average voluntary additional contribution percentage for the non-highly compensated so long as the difference between the average voluntary additional contribution percentages for the two groups is not greater than two percentage points. Voluntary additional contributions in excess of the new limits made by a Participant after 1986 must be returned by the Plan to such Participant together with all trust income allocable to such excess contributions, before the close of the Plan Year following the Plan Year in which such excess contributions are contributed, in order to avoid disqualification of the Participant's Employing Unit Plan as a result of such excess contributions.

FULL VESTING OF CONTRIBUTIONS

     The interest of each Participant in the Trust shall be fully vested and non-forfeitable commencing with the time of contribution by the Employing Unit to the Trust Fund. Such interests shall be distributable only in accordance with the terms of the Plan.

WITHDRAWALS

     Under an Employing Unit Pension Plan, a Participant may not make an in-service withdrawal of contributions made by the Employing Unit.

     If a Participant in an Employing Unit Pension Plan has made voluntary contributions to the Trust on his own behalf, the Participant may withdraw an amount equal to the lesser of the amount of such contributions or the value, as of a Valuation Date, of the portion of his interest in the Trust Fund purchased with the total of his contributions, upon notice to the Trustee at least ten days prior to such Valuation Date. Every withdrawal of post-1986 voluntary contributions will be treated as partly taxable. The taxable portion of the withdrawal will generally be in the same ratio as (1) the total of accumulated trust earnings on the withdrawing Participant's post-1986 voluntary contributions bears to (2) the total of such earnings plus the withdrawing Participant's total post-1986 voluntary contributions. The taxable portion of the withdrawal will be subject to income tax and additional taxes as applicable. See Federal Income, Excise and Estate Tax Consequences of the Retirement Plan of a Self-Employed Individual beginning on page 17 of this Prospectus.

     Under an Employing Unit Profit-Sharing Plan, a Participant would be allowed in two situations to withdraw a portion of the Employing Unit's contributions which were allocated to the Participant's account. A Participant who has attained the age of 59 1/2 may, with spousal consent, withdraw a portion or all of the Participant's account during the Participant's continued employment. Also, a Participant may, with spousal consent, request a withdrawal to meet certain financial emergencies. A financial emergency exists if the distribution is needed by the Participant to (a) pay medical expenses incurred by the Participant, the Participant's spouse, or dependents; (b) purchase a principal residence, or prevent the eviction of the Participant from his principal residence; or (c) pay the tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse or dependents.

BENEFITS

     The amounts of benefits payable to any Employee under either an Employing Unit Pension Plan or an Employing Unit Profit-Sharing Plan are not fixed but are determined by the sums available when retirement, disability or death occurs. All benefits are fully vested; there are no forfeitures. The Plan's benefit provisions are briefly summarized as follows:

          (a) Benefits payable under the Plan upon retirement, termination of employment or disability of a married Participant (but not upon death) will be paid in the form of a Qualified Joint and Survivor Annuity. Such an annuity will provide for payments to the Participant for life and survivor benefits payable to his surviving spouse for life. The benefit to be paid to his surviving spouse will not be less than 50% nor more than 100% of the benefit payable to the Participant during the joint life of the Participant and his spouse. A Participant may waive the Qualified Joint and Survivor Annuity and elect to have his interest in the Trust paid in another form if his spouse consents in writing to the waiver and election of another form. The consent must acknowledge the effect of the spouse's action and must be executed in the presence of a representative of the Employing Unit Plan or a notary public.

          (b) In the event a valid waiver of the Qualified Joint and Survivor Annuity form of benefit as described above is made by the Participant or if the Participant is not married when benefits become payable, payments of benefits upon retirement (or other termination of employment except for disability or death) shall be made in the form of a distribution of the full value of the Participant's interest in the Trust by either (i) a single payment or (ii) in installments over such period of time not exceeding the joint life expectancy of the Participant and his or her beneficiary as the Participant selects.

          (c) The provisions for the payment of disability benefits are similar to those for retirement payments. A physician's certificate in a form acceptable to the Trustee is required to evidence a Participant's disability.

          (d) Distribution of a Participant's interest in the Trust Fund on account of his death is provided for in the Plan. A Participant's death beneficiary shall be his surviving spouse, if any, and the benefit payable upon his death will be paid in the form of an annuity for his spouse's life. However, this form of benefit may be waived by the Participant and his spouse in the manner described above in paragraph (a) above. If a Participant has no surviving spouse or if a Participant's surviving spouse has executed the consent described above, the Participant may select any death beneficiary of his choice. Payment of death benefits will then be made by a single sum payment or installments as described in paragraph (b) above. Benefits payable upon a Participant's death must generally be paid in full within five years after the death of the Participant. However, payments to a designated beneficiary may be made in installments over the life or life expectancy of the designated beneficiary even if this results in installments being made for a period greater than five years. If the designated beneficiary is the Participant's surviving spouse, distribution need not commence before the date on which the Participant would have attained age 70 1/2. In the event that payment of installments has already commenced, the balance must be paid to the Participant's designated beneficiary at least as rapidly as under the method of distribution being used prior to the Participant's death.

     Benefits are generally payable within sixty days after the end of the year in which the Participant becomes entitled to them. However, a Participant's benefit must be paid, or commence to be paid, not later than April 1st of the year following the year in which the Participant attains age 70 1/2 regardless of whether the Participant has terminated his employment with the Employing Unit.

     The form in which a benefit is paid is generally to be selected by the Participant although certain automatic elections are provided in the master plan. If the value of the Participant's interest in the Trust Fund is $3,500 or less, distribution will be made in the form of a lump sum.

     Distributions of benefits may be subject to special taxes imposed by TRA 1986 as well as income tax. See Federal Income, Excise and Estate Tax Consequences of the Retirement Plan of a Self-Employed Individual, especially paragraphs (9), (10) and (11), beginning on page 17 of this Prospectus.

ADMINISTRATION OF EMPLOYING UNIT PLAN

     Each Employing Unit is the Plan Administrator of its own Employing Unit Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. All Employing Unit Plans are subject to the provisions of Titles II and III of the Act; Plans covering Common-Law Employees are also subject to the provisions of Title I of the Act (principally U. S. Department of Labor requirements for reporting and disclosure and fiduciary obligations); but no Plan is subject to Title IV of the Act, which does not apply to individual account plans (Employing Unit Plans under the master plan are individual account plans).

TERMINATION OF EMPLOYING UNIT PLAN

     An Employing Unit Plan may be terminated with at least thirty days' notice to the Trustee. The Trustee may terminate an Employing Unit's status as a party to the Trust by at least fifteen days written notice to that Employing Unit. (Such prior notice is not required if the termination of the Employing Unit's status as a party to the Trust is occasioned by the Trustee having received information showing that such Employing Unit Plan is not qualified under the Internal Revenue Code.) These events will take place on the Valuation Date subsequent to their becoming effective. Unless the Employing Unit elects to transfer its Plan to another Trustee or a custodian, the interests of the Participants of such Employing Unit Plan in the Trust Fund will be distributed to them either in the form of lump sums, or installment payments, all in accordance with the distribution provisions of the Plan (see paragraph (9) of "Federal Income, Excise and Estate Tax Consequences of the Retirement Plan of a Self-Employed Individual" elsewhere in this Prospectus for information regarding tax-deferred rollover contributions of such lump sum distributions).

TERMINATION OF THE MASTER PLAN AND TRUST

     The Plan and Trust may be terminated and revoked by the Trustee, with the approval of its Board of Directors, upon at least sixty days written notice to each Employing Unit. The interests in the Trust Fund attributable to each Employing Unit's Participants shall then be either transferred to another Trustee or a custodian, or distributed to such Participants, as determined by the Employing Unit.

AMENDMENTS TO THE PLAN AND TRUST

     The Declaration of Trust provides that it may be amended from time to time by the Trustee, with the approval of its Board of Directors. After an amendment is adopted, copies of it are to be mailed to each Employing Unit, and at least thirty days after such mailing the amendment shall be effective, provided that any amendment made to conform the provisions of the Plan to a change in governing law, regulations or rules shall take effect as of the effective date of such change. Unless the Trustee withdraws the amendment before its effective date, the Trustee as of such date shall terminate the status as a party to the Trust of any Employing Unit that files written objection to the amendment with the Trustee at least 20 days before such date. No amendment may deprive a Participant of his vested interest in the Trust Fund nor divert any part of the Trust Fund to an Employing Unit.

     The 1989 Restatement as amended by the First Amendment thereto adopted as of August 17, 1994 brought the Plan into compliance with the Code, as amended through the Omnibus Budget Reconciliation Act of 1993. An Employing Unit which has previously adopted an Employing Unit Pension Plan must have adopted the 1989 Restatement as amended prior to the end of its "remedial amendment period" in order for the Employing Unit to continue to rely on the opinion letter issued by the IRS to the Trustee with respect to the continuing qualification of its Employing Unit Pension Plan. An Employing Unit's adoption of the 1989 Restatement as amended is evidenced by its execution of an adoption agreement in the form of Exhibit A to the Plan. In addition, an Employing Unit's ability to rely on the favorable opinion letter issued by the IRS to the Trustee is conditioned on the Employing Unit having operated its Employing Unit Plan in accordance with the requirements of the Code and, if necessary, having requested a determination letter prior to the end of its remedial amendment period. The remedial amendment period was extended by IRS Notice 92-36 to the last day of the first plan year beginning after December 31, 1993, which for calendar year plans would have been December 31, 1994. The deadline for requesting a determination letter was extended in Revenue Procedure 95-12 to the last day of the third month beginning after the end of the otherwise applicable remedial amendment period, but no later than March 31, 1995, if the Employing Unit adopted the 1989 Restatement before the end of the remedial amendment period. The rules governing reliance on the favorable opinion letter issued by the IRS to the Trustee are complex. Therefore, the Employing Unit is advised to review with its legal counsel the adoption of the 1989 Restatement.

TOP-HEAVY PLANS

     If an Employing Unit Plan is "top-heavy," certain additional restrictions will apply to the operation of the Employing Unit Plan. An Employing Unit Plan is generally considered to be "top-heavy" if more than 60% of the funds held by the Trust under the Employing Unit Plan are credited to the accounts of "Key Employees."

     The term "Key Employees" includes any employee, former employee or beneficiary of an employee having an account under the Employing Unit Plan who during the year or any of the previous four years:

          (1) Was one of the ten employees owning the largest ownership interests in the Employing Unit and who has annual compensation of at least $30,000; or

          (2) Owns more than 5% of either the capital or profit interest in the Employing Unit; or

          (3) Owns more than 1% of either the capital or profit interest in the Employing Unit and has annual compensation of more than $150,000; or


          (4) Received compensation in excess of $45,000 and was an "officer" of the Employing Unit (generally, the term "officer" means an administrative executive who is in regular and continued service). The $45,000 amount is indexed annually by the Secretary of the Treasury. For the 1997 calendar year the amount is $62,500.

     If an Employing Unit Plan is top-heavy, the Employing Unit will be required to contribute to the account of each Employee who is not a Key Employee an amount equal to the lesser of 3% of such Employee's compensation, or such smaller percentage of compensation as is equal to the greatest percentage of compensation contributed to the account of a Key Employee.

     Under certain circumstances, other plans maintained by the Employing Unit or by other related employers will be aggregated with the Employing Unit Plan for purposes of applying the top-heavy plan rules. Each Employing Unit is advised to consult with its attorneys, accountants or other professional advisers with regard to the effect these top-heavy rules will have upon its Employing Unit Plan.

                                    PART II.

                          THE TRUST AND THE TRUST FUND

THE POOLED FUNDS

     The Pooled Funds were created by the Declaration of Trust. The sole purpose of the Pooled Funds is to provide a medium for collective investment of money contributed to the Trust Fund pursuant to the Plans; only such money may be invested in the Pooled Funds.

     The Declaration of Trust provides that, subject to the limitations hereinafter described, the Trustee shall invest and reinvest, in its discretion, the funds forming a part of the Trust Fund from time to time in such property, real, personal, or mixed (specifically including but not by way of limitation, bonds, notes, debentures or other government, individual or corporate obligations, secured or unsecured, and preferred and common corporate stocks) as the Trustee shall determine with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided that the Trustee shall not invest any part of the Trust Fund in insurance contracts. The Trustee has the power to invest in open-end and closed-end investment companies and mutual funds, including, to the extent permitted by applicable law, companies or funds to which the Trustee acts as investment advisor and/or performs other services, and any partnership, limited or unlimited, joint venture and other forms of joint enterprise.

     All income of a Pooled Fund shall be added to the principal of such Pooled Fund and invested and reinvested as a part thereof. Contributions delivered to the Trustee before a Valuation Date will be held in cash in a temporary non-earning suspense account until the next Valuation Date when they will be credited to the appropriate accounts in the Trust Fund for investment.

     The Trustee may invest and reinvest the Short-Term Investment Fund in a diversified portfolio of money market instruments including trust demand notes, U.S. government securities, high grade commercial paper, instruments of banks (such as certificates of deposit and bankers' acceptances) and repurchase agreements, as the Trustee shall determine.

     The Trustee may invest and reinvest the Equity Fund in common stocks, and in rights, warrants, and options to acquire common stocks; provided, however, that obligations of the United States and short term obligations of corporate or other issuers may be purchased and held pending the selection and purchase of other suitable investments. However, the Trustee does not intend to invest the Equity Fund in options to acquire common stocks. The Equity Fund is invested in a selected group of stocks with the objective of maximizing total return through appreciation and income.

     The Trustee may invest and reinvest the Balanced Fund in assets which are suitable investments for the Equity Fund and in bonds, notes, debentures, mortgages, preferred stocks (including bonds, debentures and preferred stocks convertible into common stock or other securities), lessors' interests in leases of either real or personal property, or both, contracts or other evidences of indebtedness, or other tangible or intangible property or interests in property, either real or personal, the income return from which is normally fixed or limited by the terms of the contract, document or instrument creating or evidencing such property or interests in property. Investments for the Balanced Fund shall be in such proportions as the Trustee deems appropriate to achieve a balanced collective investment fund. The investment objective of the Balanced Fund is to provide a fixed return from Government and corporate bonds with a minimum of market fluctuation, together with dividend income and appreciation from stocks. At the present time, it is anticipated that the Trustee will invest approximately 50% of the Balanced Fund in assets which are described above as suitable investments for the Equity Fund and approximately 50% in other assets which are described above as suitable investments for the Balanced Fund, although the Trustee may at any time determine that the ratio of one type of asset to the other should be changed.

     The Trustee may establish additional Pooled Funds. Upon the establishment of a new Pooled Fund, the Trustee shall notify all Employing Units of the investment objective for such Fund and any restrictions regarding the investment or distribution of assets from such Pooled Fund. The Trustee may invest and reinvest any new Pooled Fund in assets which are suitable investments consistent with the investment objective established by the Trustee.

     The determination by the Trustee whether an investment is of a type which may be purchased by the Short-Term Investment Fund, the Equity Fund, the Balanced Fund, or such other Pooled Fund, shall be conclusive. In investing amounts received as contributions under the Plan, the Trustee intends to achieve the diversification among industries, companies and other classifications which a prudent man in the exercise of his discretion would achieve, although no specific limitations on the amount to be invested in a given industry or company or other classification have been determined.


     In addition, a Pooled Fund may be invested in qualified collective investment facilities established by NBD Bank for qualified pension and profit-sharing plans or any other Group Trust.


     Pending the selection and purchase of suitable investments, and the payment of expenses or other anticipated distributions, the Trustee may retain in cash, without liability for interest, such portion of any Pooled Fund as it shall deem reasonable under the circumstances.

     The value of investments in any Pooled Fund may be expected to fluctuate from time to time due to the variation in the underlying economic factors as well as to the types of securities or other investments made. As a general rule, assets of the type to be purchased by the Equity Fund may be expected to fluctuate in value to a greater degree than those to be purchased by the Short-Term Investment Fund. The Balanced Fund will be invested in assets suitable for purchase by both the Equity and Short-Term Investment Fund. These factors mean that, at the time(s) benefits are to be paid for a Participant, the value of his interest in one or more Pooled Funds may be more or less than the amount contributed to the Trust Fund on his behalf, depending on the value of the Trust Fund at the time (see also the following section headed "Valuation of Units in Pooled Funds").

     An Employing Unit shall direct the Trustee in writing to invest the portion of the Trust Fund allocable to its Participants in one or more of the Pooled Funds in specified proportions, and may also direct the Trustee to transfer such portion of the Trust Fund between one or more of the Pooled Funds in which it has previously been invested.

     Admissions, transfers and withdrawals of participating interests in the Trust Fund will occur only on Valuation Dates. Withdrawals will be made only after written notice thereof (which may not be cancelled or countermanded after that Valuation Date) is received by the Trustee.

     The Trustee is permitted to vote any stocks or other securities in the Trust Fund, either in person or by proxy. No assets of the Trust Fund shall be subject to any conveyance, transfer or assignment by any Employing Unit, Participant or Beneficiary or pledged as collateral security for any debt of such party, nor subject to any claim of such party's creditor.

     The Trust Fund will operate on a calendar year basis.

     The Trustee does not contemplate the purchase of securities on margin or the making of short sales. The Trustee does not contemplate the making of substantial foreign investments or the conduct of any unrelated trade or business.

VALUATION OF UNITS IN POOLED FUNDS

     The value of a unit in any Pooled Fund shall be determined with reference to the value of the assets of such Pooled Fund, which shall be determined as follows:

          (a) The value of each stock listed on one or more generally recognized exchanges shall be the last reported price for the sale of such stock on the Valuation Date, if any, otherwise the reported closing bid price for such stock on the Valuation Date. If no sale is reported for such day, or the stock is unlisted, the value of the stock shall be determined in accordance with the terms of subparagraph (b), below.

          (b) The value of each bond (other than those of the types described in subparagraph (c), below), and the value of each security not described in subparagraph (a), above, shall be the market value thereof as of the close of business on the Valuation Date, determined by the Trustee in good faith. In determining such market value, the Trustee may obtain and consider quotations from one or more reputable brokers or investment bankers or statistical services and such other pertinent information as in its judgment is desirable or necessary.

          (c) The value of negotiable United States obligations shall be the bid price as of the close of business on the Valuation Date as furnished to the Trustee by one or more recognized dealers regularly dealing in such obligations. If there is not a bid price available for such Valuation Date, then the Trustee shall value such obligations as provided in subparagraph
     (b), above.

          (d) The value of any non-marketable direct obligations of the United States shall, in the discretion of the Trustee, be the maturity value thereof or the fair value thereof as otherwise determined.

          (e) The value of each note, bond and debenture (whether secured by mortgage or otherwise, or unsecured) of a type which is not generally traded and for which no current market quotation is readily available, and which is not to be valued according to the foregoing provisions shall be determined by the Trustee on the basis of the prices at which similar notes, bonds and debentures of substantially similar quality are being traded.

          (f) The value of real property and interests therein shall be the market value thereof as of the close of business on the Valuation Date as determined by the Trustee in its sole discretion. In determining such value, the Trustee may consider any appraisals made not more than three (3) years prior to the Valuation Date by an appraiser.

          (g) Uninvested cash shall be valued at its face amount.

          (h) The following items shall be valued in good faith and added to the aggregate value of the foregoing assets for purposes of valuing the assets of a Pooled Fund:

             (i) Interest accrued but not collected on interest-bearing obligations owned by such Pooled Fund;

             (ii) Cash dividends declared but not collected upon stocks owned by such Pooled Fund which are ex-dividend as of such Valuation Date;

             (iii) Stock rights, stock dividends or dividends in kind declared but not received on shares owned by the Trust Fund as of such Valuation Date or previously traded ex rights, whichever is applicable, valued as hereinabove provided;

             (iv) The total value, as of such Valuation Date, of the participation by such Pooled Fund in the NBD Banks Investment Fund for Employe Benefit Plans, the NBD Employee Benefit Money Market Fund, the NBD Short Bond Fund and any other Group Trust maintained by NBD Bank in which assets of the Trust Fund are invested;

             (v) All other receipts, accruals, receivables, and other items of value.

     From the total value of the assets of the Trust Fund, determined as provided above, there shall be deducted all charges, fees, taxes, expenses and liabilities due or accrued under the provisions of the Declaration of Trust or which in the discretion of the Trustee are properly chargeable against such Pooled Fund. The net amount remaining shall be deemed to be the fair value of such Pooled Fund on the Valuation Date as of which such valuation is made.

     Each Pooled Fund shall for accounting purposes be divided into units. On each Valuation Date the value of each unit shall be determined by dividing the fair value of each Pooled Fund by the number of units then outstanding in such Pooled Fund.


     Assuming a Participant directed the investment of $100 in the Balanced Fund, $100 in the Equity Fund, and $100 in the Short-Term Investment Fund at January 1, 1992, the values of such investments without giving effect to income taxes at each December 31, subsequent to the original investments are as follows:



                                                                          SHORT-TERM
                                                                          INVESTMENT
                                          BALANCED FUND    EQUITY FUND       FUND
                                          -------------    -----------    ----------
1992..................................       $108.27         $110.13       $102.95
1993..................................        120.41          126.21        105.41
1994..................................        118.72          125.52        108.91
1995..................................        144.62          161.99        113.96
1996..................................        160.39          192.36        118.13


MANAGEMENT'S DISCUSSION AND ANALYSIS OF STATEMENT OF OPERATIONS AND STATEMENT OF CHANGES IN NET ASSETS

     The Balanced Fund (activated December 31, 1963), the Equity Fund (activated December 31, 1964), and the Short-Term Investment Fund (activated March 31,
1982) together constitute the Retirement Plan and Trust for Self-Employed Individuals. The Funds receive additional contributions during the year from the Self-Employed persons who participate in the Trust through the master plan of NBD Bank. Earnings on investments are reinvested within each Fund. Additions and withdrawals are based upon unit values on each Valuation Date (the last business day of each month). Unit values are determined by dividing the market value of the net assets of each Fund by the number of units outstanding. The change in unit value includes investment income for the period and the realized and unrealized gains or losses in investments, minus expenses. The nature of the Plan makes it impossible to determine the impact of inflation on the financial statements.

     Changes in economic conditions have a significant impact both on investment income earned by the Funds and on realized and unrealized appreciation or depreciation in the Funds. However, as these changes affect different securities within each Fund in different ways, it is not possible to quantify the effects of these changes on the performance of these Funds.

BALANCED FUND


     During 1996, the net assets of the fund decreased approximately 9.57%. This decrease resulted from a 19.25% decrease from contributions net of withdrawals, a 6.23% increase from realized and unrealized appreciation (depreciation) of investments and a 3.45% increase from investment income.



     Net investment income decreased from the previous year by 14.67%.



     Net unrealized and realized gain on investments accounted for approximately 6.23% of the change in net assets for the year. Unrealized depreciation from investments accounted for approximately 2.02% of the change in net assets for the year contrasted with 11.24% unrealized appreciation for the previous year.



     Total expenses incurred by the fund decreased by 14.39%.



     Contributions received from Employing Units, including transfers, increased 5.70% in 1996. Withdrawals by participants and Employing Units decreased from the previous year about 22.91% resulting from distributions and transfers.


EQUITY FUND


     During 1996, the net assets of the fund increased approximately 13.62%. This increase resulted from a 17.03% increase from net realized and unrealized appreciation of investments, a 1.52% increase from investment income and an 4.93% decrease from contributions net of withdrawals.



     Net investment income increased from the previous year by 9.09%.



     Net unrealized and realized gain on investments accounted for approximately 17.03% of the change in net assets for the year. Unrealized appreciation from investments accounted for approximately 4.52% of the change in net assets for the year contrasted with 18.91% unrealized appreciation for the previous year.



     Total expenses incurred by the fund increased by 4.57%.



     Contributions received from Employing Units, including transfers, increased by 126.43% in 1996. Withdrawals by participants and Employing Units increased by 14.10%.


SHORT-TERM INVESTMENT FUND


     During 1996, the net assets of the fund decreased approximately 8.91%. This decrease resulted from a 12.25% decrease from contributions net of withdrawals, and a 3.34% increase from investment income.



     Net investment income decreased from the previous year by 34.97%.



     Total expenses incurred by the fund increased by 5.60%.



     Contributions received from Employing Units, including transfers, increased from the previous year by 1,041.01% in 1996. Withdrawals by participants and Employing Units decreased 37.17%.

DUTIES OF THE TRUSTEE

     The Trustee, NBD Bank, 611 Woodward, Detroit, Michigan 48226 has experience in the management of collective investment trusts for qualified pension and profit-sharing plans. Its duties in connection with the Declaration of Trust include:

          (1) Receiving contributions from each Employing Unit and allocating them among the Pooled Funds.

          (2) Investment, management, custody and safekeeping of and accounting for each Pooled Fund.

          (3) Keeping of bookkeeping accounts showing the individual Participants' interests in the Trust Fund.

          (4) Preparation of annual reports of transactions of the Trust Fund and each Pooled Fund.

          (5) Preparing and filing of returns required of the Trustee by the Internal Revenue Service.

          (6) Issuance of checks to pay benefits and any other payments required by the Plan.

     The Declaration of Trust provides that the Trustee may charge to the Trust Fund the reasonable fees of the Trustee and the reasonable expenses of the Trustee, including the costs of services of agents, attorneys, appraisers and auditors. Such charges shall be a lien upon the Trust Fund until paid. The Trustee is also permitted by the terms of the Declaration of Trust to charge additional sums by agreement with each Employing Unit to such Employing Unit. The present schedule of charges is as follows:

          (1) A $25.00 fee will be charged to the Employing Unit at the time the Employing Unit executes the Employing Unit Plan. This will be a nonrecurring fee, and is intended to cover the initial set-up cost of the new account.

          (2) A charge of $7.50 for each contribution received for each individual bookkeeping account established. This amount is collected from the amount contributed if not paid by the Employing Unit or the Participant.


          (3) A charge for management of the Trust Fund based upon 1/16 of 1 per cent of the market value of the Trust Fund as of each monthly Valuation Date; the annual equivalent of this management charge is estimated to be approximately 3/4 of 1 per cent of the market value of the Trust Fund (based upon an average of the market value as of twelve Valuation Dates each year). This charge is to be applied against the Trust Fund. Each of the Pooled Funds bears its pro rata portion of the management charge based on its market value. The management fees paid to the Trustee from the Trust Fund for the three years ended December 31, 1996, 1995 and 1994 were $132,112, $122,253 and $125,073, respectively.


          (4) In connection with the distribution of a Participant's interest in the Trust Fund, if distribution in installments is elected, there will be a charge of $1.00 for the first check and 50c for each subsequent check.

          (5) In connection with the termination of a Participant's interest in the Trust Fund, a charge of $17.50 per individual account will be applied against and collected from amounts available for distribution to the individual.

     The cost of establishing or reorganizing the Trust Fund shall be borne by the Trustee.

     Except as permitted by the rules and regulations of the Comptroller of the Currency and other bank regulatory agencies having jurisdiction, the Trustee shall not have any interest in the Trust Fund other than in its fiduciary capacity under the Declaration of Trust.

     The Trustee shall not issue any certificate or other document evidencing an interest in the Trust Fund.

LIMITATIONS ON LIABILITY

     The Trustee is absolutely protected in acting or omitting to act in accordance with any written notice or direction authorized by the Declaration of Trust from an Employing Unit, Participant, or Beneficiary; each Employing Unit, by executing its Employing Unit Plan, agrees to indemnify and save the Trustee harmless against liability in so acting.

     The Declaration of Trust requires that at least once each year the Trustee shall cause an adequate audit to be made of the Trust Fund by auditors responsible only to the Board of Directors of the Trustee. If the audit is performed by independent public accountants, the reasonable expenses of such audit shall be charged to the Trust Fund. A copy of each such report shall be furnished or notice shall be given that a copy of such report is available, and will be furnished without charge, upon request, to each Employing Unit and to other persons if required by the Comptroller of the Currency and other bank regulatory agencies having jurisdiction.

     The Declaration of Trust requires the Trustee to render to each Employing Unit an annual written account of the Trustee's transactions relating to the Trust Fund. It is not contemplated that such written account will be certified by an independent public accountant. A similar account is rendered in the event that an Employing Unit terminates its participation in the Trust Fund. Unless the Employing Unit files written objection to the account within sixty days after receipt of the account, the account is deemed to have been approved with the same effect as though approved by a court having competent jurisdiction over the subject matter, the Trust Fund, the Trustee, the Employing Unit and all persons having any beneficial interest in the Trust Fund.

                                 LEGAL MATTERS


     Legal and federal tax matters in connection with the Plan have been passed upon by Dickinson, Wright, Moon, Van Dusen & Freeman, 500 Woodward, Suite 4000, Detroit, Michigan 48226, counsel for NBD Bank, which is the Trustee under the Declaration of Trust.


           FEDERAL INCOME, EXCISE AND ESTATE TAX CONSEQUENCES OF THE
                 RETIREMENT PLAN OF A SELF-EMPLOYED INDIVIDUAL

     In the opinion of Dickinson, Wright, Moon, Van Dusen & Freeman, legal counsel for NBD Bank in its corporate capacity and as Trustee of the Plan, (1) a pension plan, when duly adopted in a timely manner by an Employing Unit as evidenced by its execution of Exhibit A to the Plan established by NBD Bank, will qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) a profit-sharing plan, when duly adopted in a timely manner by an Employing Unit as evidenced by its execution of Exhibit B to the Plan established by NBD Bank, will qualify under Section 401 of the Code. For an Employing Unit Plan in existence prior to 1996, these opinions are based on the Employing Unit having adopted the 1989 Restatement, as amended, within the remedial amendment period described in the section on Amendments to the Plan and Trust found at page 10. These opinions are based in part on letters from the Internal Revenue Service, dated July 11, 1990, which state that the pension plan and the profit-sharing plan are acceptable for use by employers adopting the Plan and Trust and that the Trust is a tax-exempt trust. Because each form of the Plan is designed to be a "standardized form plan," the Internal Revenue Service will not ordinarily rule on an Employing Unit's Pension or Profit-Sharing Plan. However, when an Employing Unit adopts either form of the Plan and observes the provisions thereof, the plan of the Employing Unit thereunder will be deemed to be a qualified plan so long as the eligibility requirements and contributions or benefits under its plan for Owner Employees are not more favorable than for other employees, including those required to be covered under plans of all businesses controlled by such Owner Employees. Any communication with the Internal Revenue Service by an Employing Unit concerning its plan should refer to NBD Bank, N.A. Retirement Plan and Trust for Self-Employed Individuals, Serial No. D248738a for the Master Standardized Money Purchase Pension Plan, and Serial No. D248739a for the Master Standardized Profit-Sharing Plan.

     The following is a brief, though necessarily incomplete, description of some of the federal tax consequences of a Retirement Plan of a Self-Employed Individual under the Plan and Trust:

          (1) An Employing Unit in computing its income tax may deduct the full amount of its contribution to the Plan on behalf of Participants whether they are Common-Law Employees or Self-Employed Individuals. See "Contributions under the Self-Employed Plan" elsewhere in this Prospectus for limitations on the amounts which may be contributed under the Plan and on the amounts which may be deducted by the Employing Unit. The amount so deducted by an Employing Unit in a given year is not taxable income that year to the Participant for whose benefit the contribution was made; amounts later distributed from the Trust Fund are subject to income taxation at the later date. Generally, distributions paid from a Participant's interest in the Trust Fund ("benefits") are not taxable income to the extent of the totals of any voluntary, non-deductible amounts contributed by a Participant on his own behalf, and of any Employing Unit contributions on his behalf for which no deduction was allowed (the Participant's "non-deductible contributions") that are included in such distributions of benefits.

          (2) The Trust is exempt from paying income tax on income earned by the Trust Fund.

          (3) The income tax consequences of a distribution of benefits from the Trust Fund will depend upon whether the distribution is made in the form of annuity or installment payments (described in this paragraph) or a single sum payment (described in paragraphs (4) through (9) below). Annuity and installment payments are both subject to income tax under the rules applying to annuities. These rules provide that the full amount of an installment distribution or annuity payment is subject to income tax unless the participant has an investment in the annuity. The participant is deemed to have made an investment in the annuity or installment payments ("cost") in an amount equal to the Participant's non-deductible contributions, if any. The cost is spread over the period during which distributions are to be made, and the portion of each payment in excess of its allowable cost is taxed as ordinary income as payments are received.

          (4) Any single sum payment of benefits distributed pursuant to the Plan to a self-employed individual before age 59 1/2 in cases other than death or disability, or to any distributee otherwise than as a lump sum distribution (see paragraph (5) below), is taxable as ordinary income not eligible for special averaging (see paragraph (7) below), to the extent it exceeds the participant's non-deductible contributions.

          (5) Single sum payments of benefits distributed pursuant to the Plan to self-employed individuals or their employees on account of disability, or after reaching age 59 1/2, or to their beneficiaries on account of death, or (in the case of employees only) on account of separation from service, are entitled to be taxed as "lump sum distributions" at the election of the participant or his beneficiary, or (in the case of multiple beneficiaries) his personal representative, as the case may be. However, if the recipient is a self-employed individual, the lump sum election is effectively not available unless such individual was a Participant for at least five full years prior to the year of such distribution. A lump sum election must apply to all Employing Unit qualified pension plan distributions to the recipient in the taxable year of such a distribution from the Plan, and such an election may be made only once. For this purpose, all lump sum distributions received by the recipient from qualified plans during the last six years must be aggregated for purposes of determining the tax rate on the ordinary income portion of the last lump sum distribution as described in this paragraph (5). The election to treat a single sum distribution as a lump sum is made by attaching Internal Revenue Service form 4972 to the electing person's federal income tax return for the taxable year in which the distribution is made.

          (6) A single sum payment of benefits as to which lump sum treatment is elected is required to be taxed as ordinary income to the extent that such distribution is attributable to participation in the Plan for years beginning after December 31, 1973, while the balance of the distribution is entitled to long-term capital gains treatment unless otherwise elected (see last sentence of this paragraph (6), second sentence of paragraph (7), and paragraph (8) below). The ordinary income portion of the distribution is determined by multiplying the amount of the entire distribution less the amount of the Participant's non-deductible contributions (the "total taxable amount") by a fraction whose numerator is the Participant's number of years of participation after 1973 and whose denominator is the total number of his years of participation. The capital gains portion of the distribution is determined by multiplying the total taxable amount by a fraction whose numerator is the Participant's number of years of participation prior to 1974 and whose denominator is the total number of his years of participation. Alternatively, if the ordinary income portion of the lump sum distribution is eligible for special averaging treatment (described in paragraph (7) below), the recipient is entitled to elect to treat the entire distribution as ordinary income subject to special averaging; this election is made on IRS form 4972.

          (7) The portion of a single sum payment of benefits which is taxable as ordinary income (including but not limited to the ordinary income portion of a lump sum distribution) is eligible, if lump sum treatment is elected, for special averaging treatment in the case of death or if the self-employed individual or employee was a Participant for at least five full years prior to the year of such distribution. However, it should be noted that if the recipient is a self-employed individual who has elected lump sum treatment, none of his single sum payment distribution will qualify for long-term capital gains treatment under paragraph (6) above unless the ordinary income portion is taxed under special averaging. To use the special averaging treatment, the recipient first determines an "initial separate tax", by treating the entire distribution (including any aggregations required by paragraph (5) above), less the Participant's non-deductible contributions, and less a statutory "minimum distribution allowance", as an amount of ordinary income, then calculating a single person's federal income tax on a taxable income equal to one-fifth of such amount of ordinary income, and then multiplying the result by five. Under TRA 1986, Participants who had attained age 50 by January 1, 1986 may elect ten-year special averaging (substituting "one-tenth" for "one-fifth", and "ten" for "five", in the preceding sentence and using 1986 income tax rates) in place of five-year special averaging. The separate tax attributable to the ordinary income portion of the distribution is then determined by multiplying the "initial separate tax" by a fraction whose numerator is the total of the ordinary income portion of the distribution and whose denominator is the total taxable amount. The effect of these procedures is to reduce the amount of tax otherwise payable by partially avoiding taxation at higher effective rates. The smallest tax on a lump sum distribution that is eligible for special averaging treatment will be obtained in many cases by electing to treat the entire distribution as ordinary income subject to special averaging. However, the only way to be sure is to compute the tax under all available methods.

          (8) Effective as of January 1, 1993, a Participant receiving a distribution of benefits from the Trust Fund that qualifies as an "eligible rollover distribution" may defer current income taxation and avoid the mandatory 20% withholding by electing to have the distribution directly rolled over into an eligible retirement plan. The taxable portion of a distribution from the Trust Fund will be an "eligible rollover distribution" unless it is (i) one of a series of annuity payments; (ii) one of a series of substantially equal installments to be paid over a period of ten years or more; or (iii) a minimum distribution required on account of the Participant's attainment of age 70 1/2. An eligible retirement plan to which a direct rollover may be made includes a qualified defined contribution plan, a qualified annuity plan, an Individual Retirement Account or an Individual Retirement

     Annuity ("IRA"). If the Participant does not elect to have the distribution directly rolled over, the Participant may defer current income taxation (but not avoid the 20% withholding) on any portion or all of such distribution, if within sixty (60) days after receipt thereof, he makes a rollover contribution of such portion or all of the assets of the distribution into an eligible retirement plan. If a rollover, either direct or otherwise, is made to an IRA, such assets will be taxed as ordinary income when later distributed. Distribution of the IRA to the Participant must commence no later than the close of his taxable year in which he either attains age 70 1/2 or makes the rollover contribution, whichever is later. Prior to January 1, 1993 rollover treatment of a distribution was allowed only if the distribution was a lump sum distribution or a distribution of at least 50% of the balance credited to the Participant's account and such partial distribution was made on account of death, disability, or separation from service.

          (9) In addition to the foregoing income tax alternatives, TRA 1986 imposed an additional tax on "early distributions". Distributions of benefits and withdrawals made after December 31, 1986 to an employee who has not attained age 59 1/2, including the taxable portion of withdrawn after-tax employee contributions, will generally be subject to a special 10% income tax in addition to the applicable foregoing income tax. However, if such a distribution is eligible for a rollover and is rolled over into an IRA or another qualified plan, this additional tax will not apply. There are other exemptions from this additional tax, including exemptions for distributions before age 59 1/2 on account of death, disability, or separation from service after age 55.


          (10) In addition to the foregoing income taxes, TRA 1986 imposed an additional tax on "excessive distributions" in the form of a 15% excise tax that may apply to an annual distribution in excess of $150,000 or a lump sum distribution in excess of $750,000. The provisions of TRA 1986 imposing this additional excise tax specify alternative distribution amounts above which the tax applies, as well as alternative "grandfather" provisions exempting the part of an excess distribution accrued up to August 1, 1986 from this additional tax. This excise tax does not apply to distributions made during 1997, 1998 or 1999.


          (11) A similar 15% tax is imposed by TRA 1986 in the form of an estate tax on "excess retirement accumulations" in the case of a deceased Participant. This 15% tax on accumulations in excess of the present value of a hypothetical single life annuity (subject to exemptions and grandfathering) will be imposed whether or not any other federal estate tax liability is payable with respect to the deceased Participant's taxable estate (which would include the value of the deceased Participant's benefits in the Trust Fund but normally would not be subject to federal estate tax until the taxable estate exceeds $600,000 or more). This special 15% estate tax is not subject to reduction by the federal estate tax marital deduction or unified credit.

          (12) Participants in Employing Unit Plans should be aware that TRA 1986 changed the rules for income tax deductibility of their contributions to individual retirement accounts ("IRAs") made for taxable years after 1986, although the annual ceiling on an IRA contribution by an employee, deductible and non-deductible portions combined, remains the lesser of $2,000 or 100% of earned income. In general, the extent to which such a contribution to an IRA by a Participant in an Employing Unit Plan (and, if applicable, the Participant's spouse) will be deductible will depend on marital status and the amount of adjusted gross income for federal income tax purposes for that year.

     The above discussion covers only the highlights of the Federal tax rules applicable to the usual case under present law. Before making elections permitted by the Plan, a Participant may wish to discuss the matter with a qualified tax adviser. This is also true as to the effect of state and local income tax laws, and state inheritance or estate taxes.

                             ADDITIONAL INFORMATION

     Copies of the 1963 Declaration of Trust establishing the NBD Bank, N.A. (formerly National Bank of Detroit) Retirement Plan and Trust for Self-Employed Individuals, the 1963-1984 First, Second, Third, Fourth, Fifth, Sixth and Seventh Amendments thereto, the 1984 and 1989 Restatements thereof, the First Amendment to the 1989 Restatement, and the forms of Employing Unit Plan have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The descriptions of the Plan and Trust, and the Employing Unit Pension and Profit-Sharing Plans cannot by their nature contain the complete text of the documents and reference is hereby made to such documents for a complete statement of their terms and provisions. The documents may be inspected at the Washington, D.C. office of the Securities and Exchange Commission and copies thereof may be purchased from the Commission in accordance with its rules and regulations.

                       RECOMMENDATION TO CONSULT ADVISORS


     NBD Bank recommends that each Employing Unit consult with its attorneys, accountants and other professional advisors, regarding the advisability of participating in the Trust and adopting one of the Plans, keeping in mind the legal, tax and financial results to be anticipated if the Employing Unit participates. NBD Bank is unable to and does not undertake to render advice concerning such matters.

                                 NBD BANK, N.A.
                         RETIREMENT PLAN AND TRUST FOR
                           SELF-EMPLOYED INDIVIDUALS

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
Report of Independent Public Accountants....................     23
Independent Auditors' Report................................     24



                                                                                      SHORT-TERM
                                                                BALANCED    EQUITY    INVESTMENT
                                                                  FUND       FUND        FUND
                                                                --------    ------    ----------
Statements of Assets and Liabilities........................       25         31          36
Statements of Changes in Net Assets.........................       25         31          36
Statements of Changes in Units and Value Per Unit...........       26         32          37
Statements of Operations....................................       26         32          37
Statements of Investments in Securities.....................       27         33          38
Notes to Financial Statements...............................       39         39          39

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
NBD Bank:


We have audited the accompanying statements of assets and liabilities of the Balanced Fund, Equity Fund, and Short-Term Investment Fund of the NBD Bank, N.A. Retirement Plan and Trust for Self-Employed Individuals, including the statements of investments in securities, as of December 31, 1996 and 1995, and the related statements of changes in net assets, changes in units and value per unit and operations for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Balanced Fund, Equity Fund, and Short-Term Investment Fund of the NBD Bank, N.A. Retirement Plan and Trust for Self-Employed Individuals at December 31, 1996 and 1995, and the results of their operations and the changes in their net assets for the year then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Detroit, Michigan,

March 14, 1997.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors


NBD Bank:



     We have audited the accompanying statements of changes in net assets, of changes in units and value per unit, and of operations of the Balanced Fund, the Equity Fund and the Short-Term Investment Fund of the NBD Bank, N.A. Retirement Plan and Trust for Self-Employed Individuals, for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, such financial statements present fairly, in all material respects, the results of their operations, the changes in their net assets and the changes in their units and value per unit of the Balanced Fund, the Equity Fund and the Short-Term Investment Fund of the NBD Bank, N.A. Retirement Plan and Trust for Self-Employed Individuals for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP



Detroit, Michigan


March 9, 1995

                                 NBD BANK, N.A.

            RETIREMENT PLAN AND TRUST FOR SELF-EMPLOYED INDIVIDUALS

                               NBD BANK, TRUSTEE


BALANCED FUND                               STATEMENTS OF ASSETS AND LIABILITIES



                                                                      December 31
                                                                ------------------------
                                                                   1996          1995
                                                                ----------    ----------
ASSETS:
    Investments in securities at market value (cost--1996,
     $3,483,709; 1995, $3,835,675)..........................    $4,039,714    $4,482,355
    Dividends and interest receivable.......................        39,361        42,791
                                                                ----------    ----------
        Total Assets........................................     4,079,075     4,525,146
                                                                ----------    ----------
LIABILITIES:
    Accrued bank management charge..........................         2,549         2,828
    Accrued audit expense...................................         8,006         9,371
    Due to brokers for securities purchased.................            --        13,385
                                                                ----------    ----------
        Total Liabilities...................................        10,555        25,584
                                                                ----------    ----------
NET ASSETS (excluding participants' contributions held in
  suspense cash account--1996, $0; 1995, $6,730)
  --equivalent to $1,101.0797 per unit on 3,695.0273 units
  in 1996 and $992.8026 per unit on 4,532.1820 units in
  1995......................................................    $4,068,520    $4,499,562
                                                                ==========    ==========



BALANCED FUND                                STATEMENTS OF CHANGES IN NET ASSETS



                                                                                    Year Ended December 31
                                                              -------------------------------------------------------------------
                                                                 1996          1995           1994          1993          1992
                                                              ----------    -----------    ----------    ----------    ----------
FROM INVESTMENT ACTIVITIES:
    Net investment income.................................    $  155,069    $   181,721    $  217,225    $  219,277    $  155,293
    Net realized gain from security transactions..........       370,777        207,387       110,728       373,481       248,434
    Increase (decrease) in unrealized appreciation of
      investments.........................................       (90,675)       531,060      (410,638)      (27,265)       (9,911)
                                                              ----------    -----------    ----------    ----------    ----------
    Increase in net assets derived from investment
      activities..........................................       435,171        920,168       (82,685)      565,493       393,816
                                                              ----------    -----------    ----------    ----------    ----------
FROM PARTICIPANTS' UNITS TRANSACTIONS:
    Amounts received from participants for units
      purchased...........................................        57,905         54,782       409,229       388,600       552,552
    Payments to participants for units redeemed...........      (924,118)    (1,198,788)     (756,342)     (840,698)     (718,831)
                                                              ----------    -----------    ----------    ----------    ----------
    Decrease in net assets derived from participants' unit
      transactions........................................      (866,213)    (1,144,006)     (347,113)     (452,098)     (166,279)
                                                              ----------    -----------    ----------    ----------    ----------
    Net increase (decrease) in net assets.................      (431,042)      (223,838)     (429,798)      113,395       227,537
                                                              ----------    -----------    ----------    ----------    ----------
NET ASSETS (excluding participants' contributions held in
  suspense cash account):
    Beginning of year.....................................     4,499,562      4,723,400     5,153,198     5,039,803     4,812,266
                                                              ----------    -----------    ----------    ----------    ----------
    End of year...........................................    $4,068,520    $ 4,499,562    $4,723,400    $5,153,198    $5,039,803
                                                              ==========    ===========    ==========    ==========    ==========



                       See Notes to Financial Statements.

STATEMENTS OF CHANGES IN UNITS AND VALUE PER UNIT                  BALANCED FUND

                                                                Year Ended December 31
                        ------------------------------------------------------------------------------------------------------
                                  1996                      1995                      1994                      1993
                        ------------------------   -----------------------   -----------------------   -----------------------
                          Units        Amount        Units        Amount       Units        Amount       Units        Amount
                        ----------   -----------   ----------   ----------   ----------   ----------   ----------   ----------
Assets and units at
 beginning of year....  4,532.1820   $ 4,499,562   5,795.5981   $4,723,400   6,234.2233   $5,153,198   6,780.6490   $5,039,803
Units issued..........     57.0109        57,905      63.1722       54,782     496.2811      409,229     511.7796      388,600
                        ----------   -----------   ----------   ----------   ----------   ----------   ----------   ----------
Total.................  4,589.1929     4,557,467   5,858.7703    4,778,182   6,730.5044    5,562,427   7,292.4286    5,428,403
Units redeemed........    894.1656       924,118   1,326.5883    1,198,788     934.9063      756,342   1,058.2053      840,698
                        ----------   -----------   ----------   ----------   ----------   ----------   ----------   ----------
Remainder.............  3,695.0273     3,633,349   4,532.1820    3,579,394   5,795.5981    4,806,085   6,234.2233    4,587,705
                        ----------                 ----------                ----------                ----------
Net investment
 income...............                   155,069                   181,721                   217,225                   219,277
Net realized gain on
 investments..........                   370,777                   207,387                   110,728                   373,481
Increase (decrease) in
 unrealized
 appreciation of
 investments..........                   (90,675)                  531,060                  (410,638)                  (27,265)
                                     -----------                ----------                ----------                ----------
Assets and units at
 end of year..........  3,695.0273   $ 4,068,520   4,532.1820   $4,499,562   5,795.5981   $4,723,400   6,234.2233   $5,153,198
                        ==========   ===========   ==========   ==========   ==========   ==========   ==========   ==========
Net asset value per
 unit at end of
 year.................               $1,101.0797                $ 992.8026                $ 814.9979                $ 826.5982
                                     ===========                ==========                ==========                ==========

                        Year Ended December 31
                        -----------------------
                                 1992
                        -----------------------
                          Units        Amount
                        ----------   ----------
Assets and units at
 beginning of year....  7,009.9498   $4,812,266
Units issued..........    781.8230      552,552
                        ----------   ----------
Total.................  7,791.7728    5,364,818
Units redeemed........  1,011.1238      718,831
                        ----------   ----------
Remainder.............  6,780.6490    4,645,987
                        ----------
Net investment
 income...............                  155,293
Net realized gain on
 investments..........                  248,434
Increase (decrease) in
 unrealized
 appreciation of
 investments..........                   (9,911)
                                     ----------
Assets and units at
 end of year..........  6,780.6490   $5,039,803
                        ==========   ==========
Net asset value per
 unit at end of
 year.................               $ 743.2626
                                     ==========


STATEMENTS OF OPERATIONS                                           BALANCED FUND


                                                                                     Year Ended December 31
                                                               ------------------------------------------------------------------
                                                                  1996          1995          1994          1993          1992
                                                               ----------    ----------    ----------    ----------    ----------
INVESTMENT INCOME:
  Income:
    Interest...............................................    $  150,756    $  174,254    $  197,095    $  204,920    $  136,133
    Dividends..............................................        43,072        52,739        68,755        63,774        62,931
                                                               ----------    ----------    ----------    ----------    ----------
  Total income.............................................       193,828       226,993       265,850       268,694       199,064
                                                               ----------    ----------    ----------    ----------    ----------
  Expenses:
    Bank management charge.................................        32,624        35,263        39,967        40,476        37,332
    Audit services.........................................         6,135        10,009         8,658         8,941         6,439
                                                               ----------    ----------    ----------    ----------    ----------
  Total expenses...........................................        38,759        45,272        48,625        49,417        43,771
                                                               ----------    ----------    ----------    ----------    ----------
Net investment income......................................    $  155,069    $  181,721    $  217,225    $  219,277    $  155,293
                                                               ==========    ==========    ==========    ==========    ==========
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
   Realized gain from security transactions:
      Proceeds from investments sold, matured or
        redeemed...........................................    $3,721,093    $3,504,541    $4,009,657    $4,251,750    $4,606,851
      Cost of investments sold, matured or redeemed........     3,350,316     3,297,154     3,898,929     3,878,269     4,358,417
                                                               ----------    ----------    ----------    ----------    ----------
      Net realized gain....................................       370,777       207,387       110,728       373,481       248,434
                                                               ----------    ----------    ----------    ----------    ----------
    Unrealized appreciation of investments:
      Beginning of year....................................       646,680       115,620       526,258       553,523       563,434
      End of year..........................................       556,005       646,680       115,620       526,258       553,523
                                                               ----------    ----------    ----------    ----------    ----------
    Increase (decrease) in unrealized appreciation of
      investments..........................................       (90,675)      531,060      (410,638)      (27,265)       (9,911)
                                                               ----------    ----------    ----------    ----------    ----------
Net realized and unrealized gain (loss) on investments.....    $  280,102    $  738,447    $ (299,910)   $  346,216    $  238,523
                                                               ==========    ==========    ==========    ==========    ==========


                       See Notes to Financial Statements.

BALANCED FUND                            STATEMENTS OF INVESTMENTS IN SECURITIES



                                                             December 31, 1996                        December 31, 1995
                                                   -------------------------------------    -------------------------------------
                                                   Principal                    Market      Principal                    Market
                                                    Amount         Cost         Value        Amount         Cost         Value
                                                   ---------    ----------    ----------    ---------    ----------    ----------
CASH EQUIVALENTS:
    Trust Demand Notes
      General Electric Capital Corp. ..........    $ 48,309     $   48,309    $   48,309    $ 83,384     $   83,384    $   83,384
                                                                ----------    ----------                 ----------    ----------
TOTAL CASH EQUIVALENTS.........................                     48,309        48,309                     83,384        83,384
                                                                ----------    ----------                 ----------    ----------
BONDS AND NOTES
  U.S. GOVERNMENT AND AGENCY OBLIGATIONS:
  U.S. Government
    Strips from U.S. Treasury Securities due
      2/15/99..................................                                              200,000        145,644       169,990
      2/15/99..................................     200,000        170,754       176,792
    Treasury Bonds
      12.750%, 11/15/10........................     230,000        311,006       325,558     230,000        311,006       350,318
    Treasury Notes
      5.875%, 2/15/04..........................      85,000         86,381        82,755
      6.250%, 8/31/00..........................     100,000         98,602       100,375
      6.375%, 8/15/02..........................      50,000         47,797        50,328     100,000         95,594       104,859
      6.625%, 7/31/01..........................     100,000        102,016       101,594
      6.875%, 8/31/99..........................     200,000        205,933       204,188      75,000         77,496        78,820
      7.750%, 2/15/01..........................     100,000        110,785       105,672     100,000        110,785       110,422
      7.750%, 11/30/99.........................      50,000         53,641        52,242      50,000         53,641        54,180
      7.750%, 1/31/00..........................      50,000         52,435        52,320     190,000        199,252       206,387
      7.875%, 4/15/98..........................     100,000        104,312       102,609     100,000        104,312       105,594
      7.875%, 1/15/98..........................      50,000         54,547        51,110     150,000        163,641       157,617
      9.125%, 5/15/99..........................     140,000        166,513       149,603     140,000        166,513       156,232
  Agency Obligations
    Federal Home Loan Mortgage Corp.
      9.700%, 6/15/18..........................       6,184          6,687         6,182      34,941         37,780        35,426
      9.500%, 8/15/19..........................      22,491         24,277        22,695      54,375         58,691        55,468
      8.000%, 2/15/19..........................                                               23,213         24,069        23,327
      8.000%, 11/15/20.........................      57,044         58,980        57,808      89,591         92,632        91,480
    Federal National Mortgage Assn.
      8.500%, 1/25/19..........................                                               11,997         12,545        12,018
      6.500%, 8/25/20..........................      74,014         70,267        72,135      75,000         71,203        74,818
                                                                ----------    ----------                 ----------    ----------
  TOTAL U.S. GOVERNMENT AND
    AGENCY OBLIGATIONS.........................                  1,724,933     1,713,966                  1,724,804     1,786,956
                                                                ----------    ----------                 ----------    ----------
  CORPORATE BONDS AND NOTES:
      Associates Corp. of N. America, 8.550%,
        7/15/99................................      75,000         80,742        84,307      75,000         80,742        90,450
     Bear Stearns Secd. Invs. Inc., 9.250%,
       12/01/18................................                                              115,364        121,188       114,945
     Columbia HCA Healthcare Corp., 6.870%,
       9/15/03.................................      60,000         59,185        60,295
     GMAC, 7.750%, 1/28/97.....................      50,000         49,749        50,064      50,000         49,749        51,148
     Prudential Bank & Trust, 6.250%,
       7/15/97.................................                                               23,333         23,312        23,319
   Foreign
     Ontario Province Can., 15.750%, 3/15/12...      50,000         69,662        54,168      50,000         69,662        58,411
   Industrial
     BP America Inc., 10.150%, 3/15/96.........                                               50,000         56,616        50,430
                                                                ----------    ----------                 ----------    ----------
 TOTAL CORPORATE BONDS AND NOTES...............                    259,338       248,834                    401,269       388,703
                                                                ----------    ----------                 ----------    ----------
TOTAL BONDS AND NOTES..........................                  1,984,271     1,962,800                  2,126,073     2,175,659
                                                                ----------    ----------                 ----------    ----------



                       See Notes to Financial Statements.

STATEMENTS OF INVESTMENTS IN SECURITIES                            BALANCED FUND


                                                                   December 31, 1996              December 31, 1995
                                                              ----------------------------   ----------------------------
                                                                                   Market                         Market
                                                              Shares     Cost      Value     Shares     Cost      Value
                                                              ------   --------   --------   ------   --------   --------
COMMON STOCKS:
  AEROSPACE
    Boeing Co...............................................     600   $ 16,288   $ 63,900      900   $ 24,431   $ 70,537
                                                                       --------   --------            --------   --------
  APPAREL
    Russell Corp. ..........................................   1,400     41,716     41,650    1,500     45,154     41,625
                                                                       --------   --------            --------   --------
  BANKS
    Bankamerica Corp........................................     600     47,674     59,850
    Barnett Banks, Inc. ....................................     700     14,592     28,788      800     33,354     47,200
    Fleet Financial Group, Inc. ............................     800     21,533     39,900    1,500     40,374     61,125
    Norwest Corp............................................   1,100     37,953     47,850
                                                                       --------   --------            --------   --------
                                                                        121,752    176,388              73,728    108,325
                                                                       --------   --------            --------   --------
  BUSINESS MACHINES
    Autodesk, Inc. (Delaware)...............................                                    700     23,556     23,975
                                                                                              -----   --------   --------
  BUSINESS SERVICES
    Deluxe Corp. ...........................................   1,600     51,963     52,400    1,400     46,605     40,600
    Dun & Bradstreet Corp. .................................     700     12,265     16,625      800     37,448     51,800
    Electronic Data Systems Corp............................   1,100     32,766     47,575
    General Motors Corp. Class E............................                                  1,300     38,724     67,600
    Interpublic Group of Companies, Inc. ...................                                    800     32,660     34,700
    WMX Technologies, Inc. .................................   1,200     29,866     39,000    1,500     37,332     44,625
                                                                       --------   --------            --------   --------
                                                                        126,860    155,600             192,769    239,325
                                                                       --------   --------            --------   --------
  CHEMICALS
    Dow Chemical Co. .......................................                                    600     33,876     42,150
    Great Lakes Chemical Corp. .............................     500     28,048     23,375      900     50,486     64,800
    Sigma Aldrich Corp. ....................................     900     32,669     56,193      800     26,279     39,600
                                                                       --------   --------            --------   --------
                                                                         60,717     79,568             110,641    146,550
                                                                       --------   --------            --------   --------
  CONSTRUCTION
    Masco Corp. ............................................   1,200     25,765     43,200    1,500     32,206     47,062
    Stanley Works...........................................                                  1,000     37,150     51,500
    York International Corp. ...............................   1,200     43,226     67,050    1,500     54,033     70,500
                                                                       --------   --------            --------   --------
                                                                         68,991    110,250             123,389    169,062
                                                                       --------   --------            --------   --------


                       See Notes to Financial Statements.

BALANCED FUND                            STATEMENTS OF INVESTMENTS IN SECURITIES


                                                                 December 31, 1996                   December 31, 1995
                                                          --------------------------------    --------------------------------
                                                                                  Market                              Market
                                                          Shares      Cost        Value       Shares      Cost        Value
                                                          ------   ----------   ----------    ------   ----------   ----------
COMMON STOCKS (continued)
  CONTAINERS
    Crown Cork & Seal Co., Inc. ........................    900    $   35,624   $   48,938      575    $   21,564   $   24,006
                                                                   ----------   ----------             ----------   ----------
  CONSUMER DURABLES
    Rubbermaid, Inc. ...................................  1,600        40,680       36,200    1,900        48,307       48,450
                                                                   ----------   ----------             ----------   ----------
  DRUGS AND MEDICINE
    Abbott Laboratories.................................    800        15,455       40,600    1,000        19,318       41,625
    Bristol-Myers Squibb Co. ...........................    500        16,781       54,500      700        23,494       60,113
    Merck & Co., Inc. ..................................                                        700        17,229       45,938
    Schering-Plough Corp. ..............................  1,000        30,062       64,750    1,200        36,075       65,700
    US Healthcare, Inc. ................................                                      1,200        37,174       55,800
                                                                   ----------   ----------             ----------   ----------
                                                                       62,298      159,850                133,290      269,176
                                                                   ----------   ----------             ----------   ----------
  ELECTRONICS
    Hewlett Packard Co. ................................    700        34,634       35,175
    Lucent Technology, Inc. ............................    400        17,047       18,500
    Motorola, Inc. .....................................    700        40,180       42,875
                                                                   ----------   ----------
                                                                       91,861       96,550
                                                                   ----------   ----------
  ENERGY AND UTILITIES
    Enron Corp. ........................................  1,000        38,119       43,125
    Entergy Corp. ......................................                                        700        19,641       20,475
    FPL Group, Inc......................................  1,100        52,020       50,600
    MCN Corp. ..........................................  1,400        27,003       40,425    2,500        48,219       58,125
    Pinnacle West Capital Corp. ........................  1,600        45,638       50,800
                                                                   ----------   ----------             ----------   ----------
                                                                      162,780      184,950                 67,860       78,600
                                                                   ----------   ----------             ----------   ----------
  ENERGY RAW MATERIALS
    Burlington Resources, Inc. .........................                                      1,000        41,401       39,250
    Schlumberger Ltd. ..................................    700        41,093       69,912    1,000        58,704       69,250
                                                                   ----------   ----------             ----------   ----------
                                                                       41,093       69,912                100,105      108,500
                                                                   ----------   ----------             ----------   ----------
  FOOD AND AGRICULTURE
    Conagra, Inc. ......................................  1,000        32,468       49,750      800        19,601       33,000
    CPC International, Inc. ............................    700        48,345       54,250
    Pepsico, Inc. ......................................  1,700        51,185       49,725
    Sysco Corp. ........................................  1,400        33,896       45,675    1,800        43,580       58,500
                                                                   ----------   ----------             ----------   ----------
                                                                      165,894      199,400                 63,181       91,500
                                                                   ----------   ----------             ----------   ----------
  INSURANCE
    American International Group, Inc. .................    300        13,427       32,475      600        26,853       55,500
    Chubb Corp. ........................................  1,200        47,013       64,500      700        54,849       67,725
    First Colony Corp. .................................                                      2,200        51,132       55,825
                                                                   ----------   ----------             ----------   ----------
                                                                       60,440       96,975                132,834      179,050
                                                                   ----------   ----------             ----------   ----------
  INTERNATIONAL OIL
    British Petroleum PLC. .............................    253        28,108       35,720
    Royal Dutch Petroleum Co. ..........................                                        250        12,405       35,281
                                                                   ----------   ----------             ----------   ----------
                                                                       28,108       35,720                 12,405       35,281
                                                                   ----------   ----------             ----------   ----------


                       See Notes to Financial Statements.

STATEMENTS OF INVESTMENTS IN SECURITIES                            BALANCED FUND


                                                                 December 31, 1996                   December 31, 1995
                                                          --------------------------------    --------------------------------
                                                                                  Market                              Market
                                                          Shares      Cost        Value       Shares      Cost        Value
                                                          ------   ----------   ----------    ------   ----------   ----------
COMMON STOCKS (continued)
  LIQUOR
    Anheuser-Busch Co., Inc. ...........................  1,300    $   30,246   $   52,000      800    $   37,901   $   53,500
                                                                   ----------   ----------             ----------   ----------
  MEDIA
    Gannett Co. ........................................    700        21,452       52,413    1,000        30,646       61,375
    Washington Post Co., Class B........................    150        32,752       50,269      200        43,670       56,400
                                                                   ----------   ----------             ----------   ----------
                                                                       54,204      102,682                 74,316      117,775
                                                                   ----------   ----------             ----------   ----------
  MISCELLANEOUS CONGLOMERATES
    Cognizant Corp. ....................................    700        17,609       23,100
                                                                   ----------   ----------
  MOTOR VEHICLES
    General Motors Corp. ...............................                                        900        37,621       47,588
                                                                                              -----    ----------
  NON-DURABLES AND ENTERTAINMENT
    Cracker Barrel Old Country Store, Inc. .............  1,700        32,673       43,137    1,700        31,009       29,325
                                                                   ----------   ----------             ----------   ----------
  PRODUCER GOODS
    General Electric Co. ...............................    200         4,893       19,775      700        17,126       50,400
    Stewart & Stevenson Services, Inc. .................                                      1,800        57,972       45,450
                                                                   ----------   ----------             ----------   ----------
                                                                        4,893       19,775                 75,098       95,850
                                                                   ----------   ----------             ----------   ----------
  RETAIL
    Nordstrom, Inc. ....................................  1,200        46,053       42,524
    Toys R Us...........................................  1,100        27,889       32,862    1,600        39,981       34,800
                                                                   ----------   ----------             ----------   ----------
                                                                       73,942       75,386                 39,981       34,800
                                                                   ----------   ----------             ----------   ----------
  TELEPHONE
    AT&T Corp. .........................................  1,100        39,486       47,713      700        28,304       45,325
    Century Telephone Enterprises.......................  1,200        31,938       37,050    1,500        39,923       47,625
    MCI Communications Corp. ...........................  2,200        41,036       71,911    2,700        50,362       70,537
                                                                   ----------   ----------             ----------   ----------
                                                                      112,460      156,674                118,589      163,487
                                                                   ----------   ----------             ----------   ----------
  TRUCKING AND FREIGHT
    Ryder Systems, Inc. ................................                                      1,900        38,489       47,025
                                                                                                       ----------   ----------
  TOTAL COMMON STOCKS...................................            1,451,129    2,028,605              1,626,218    2,223,312
                                                                   ----------   ----------             ----------   ----------
TOTAL INVESTMENTS.......................................           $3,483,709   $4,039,714             $3,835,675   $4,482,355
                                                                   ==========   ==========             ==========   ==========


                       See Notes to Financial Statements.

                                 NBD BANK, N.A.

            RETIREMENT PLAN AND TRUST FOR SELF-EMPLOYED INDIVIDUALS

                               NBD BANK, TRUSTEE


EQUITY FUND                                 STATEMENTS OF ASSETS AND LIABILITIES



                                                                        December 31
                                                                ----------------------------
                                                                   1996             1995
                                                                -----------      -----------
ASSETS:
    Investments in securities at market value (cost--1996,
     $9,601,447; 1995, $8,599,085)..........................    $13,102,951      $11,579,362
    Dividends and interest receivable.......................         27,187           23,767
                                                                -----------      -----------
        Total Assets........................................     13,130,138       11,603,129
                                                                -----------      -----------
LIABILITIES:
    Accrued bank management charge..........................          8,206            7,252
    Accrued audit expense...................................          8,006           13,742
    Due to brokers for securities purchased.................                          40,193
                                                                -----------      -----------
        Total Liabilities...................................         16,212           61,187
                                                                -----------      -----------
NET ASSETS (excluding participants' contribution held in
  suspense cash account--1996, $6,558; 1995,
  $6,795)--equivalent to $153.3938 per unit on 85,491.8881
  units in 1996 and $129.1789 per unit on 89,348.4850 units
  in 1995...................................................    $13,113,926      $11,541,942
                                                                ===========      ===========



EQUITY FUND                                  STATEMENTS OF CHANGES IN NET ASSETS



                                                                                  Year Ended December 31
                                                          -----------------------------------------------------------------------
                                                             1996           1995           1994           1993           1992
                                                          -----------    -----------    -----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
    Net investment income.............................    $   175,514    $   160,891    $   182,875    $   169,653    $   197,078
    Net realized gain from security transactions......      1,444,530        687,869        452,536      1,283,579        548,026
    Increase (decrease) in unrealized appreciation of
      investments.....................................        521,227      1,810,381       (690,354)      (106,999)       163,274
                                                          -----------    -----------    -----------    -----------    -----------
    Increase (decrease) in net assets derived from
      investment activities...........................      2,141,271      2,659,141        (54,943)     1,346,233        908,378
                                                          -----------    -----------    -----------    -----------    -----------
FROM PARTICIPANTS' UNITS TRANSACTIONS:
    Amounts received from participants for units
      purchased.......................................        440,148        194,387        190,981        545,262        561,175
    Payments to participants for units redeemed.......     (1,009,435)      (884,699)      (934,390)      (870,884)    (1,390,165)
                                                          -----------    -----------    -----------    -----------    -----------
    Decrease in net assets derived from participants'
      units transactions..............................       (569,287)      (690,312)      (743,409)      (325,622)      (828,990)
                                                          -----------    -----------    -----------    -----------    -----------
    Net increase (decrease) in net assets.............      1,571,984      1,968,829       (798,352)     1,020,611         79,388
NET ASSETS (excluding participants' contributions held
  in suspense cash account):
    Beginning of year.................................     11,541,942      9,573,113     10,371,465      9,350,854      9,271,466
                                                          -----------    -----------    -----------    -----------    -----------
    End of year.......................................    $13,113,926    $11,541,942    $ 9,573,113    $10,371,465    $ 9,350,854
                                                          ===========    ===========    ===========    ===========    ===========


                       See Notes to Financial Statements.

STATEMENTS OF CHANGES IN UNITS AND VALUE PER UNIT                    EQUITY FUND


                                                             Year Ended December 31
                       ---------------------------------------------------------------------------------------------------
                                 1996                         1995                         1994                  1993
                       -------------------------   --------------------------   --------------------------   -------------
                          Units        Amount         Units         Amount         Units         Amount          Units
                       -----------   -----------   ------------   -----------   ------------   -----------   -------------
Assets and units at
 beginning of year...  89,348.4850   $11,541,942    95,637.8942   $ 9,573,113   103,051.1970   $10,371,465    106,474.7801
Units issued.........   3,079.6021       440,148     1,775.3210       194,387     1,905.7248       190,981      5,961.5019
                       -----------   -----------   ------------   -----------   ------------   -----------   -------------
Total................  92,428.0871    11,982,090    97,413.2152     9,767,500   104,956.9218    10,562,446    112,436.2820
Units redeemed.......   6,936.1990    (1,009,435)    8,064.7302      (884,699)    9,319.0276      (934,390)     9,385.0850
                       -----------   -----------   ------------   -----------   ------------   -----------   -------------
Remainder............  85,491.8881    10,972,655    89,348.4850     8,882,801    95,637.8942     9,628,056    103,051.1970
                       -----------                 ------------                 ------------                 -------------
Net investment
 income..............                    175,514                      160,891                      182,875
Net realized gain on
 investments.........                  1,444,530                      687,869                      452,536
Increase (decrease)
 in unrealized
 appreciation of
 investments.........                    521,227                    1,810,381                     (690,354)
                                     -----------                  -----------                  -----------
Assets and units at
 end of year.........  85,491.8881   $13,113,926    89,348.4850   $11,541,942    95,637.8942   $ 9,573,113    103,051.1970
                       ===========   ===========   ============   ===========   ============   ===========   =============
Net asset value per
 unit at end of
 year................                $  153.3938                  $  129.1789                  $  100.0974
                                     ===========                  ===========                  ===========

                                Year Ended December 31
                       ----------------------------------------
                          1993                  1992
                       -----------   --------------------------
                         Amount         Units         Amount
                       -----------   ------------   -----------
Assets and units at
 beginning of year...  $ 9,350,854   116,266.0601   $ 9,271,466
Units issued.........      545,262     6,877.9186       561,175
                       -----------   ------------   -----------
Total................    9,896,116   123,143.9787     9,832,641
Units redeemed.......     (870,884)   16,669.1986    (1,390,165)
                       -----------   ------------   -----------
Remainder............    9,025,232   106,474.7801     8,442,476
                                     ------------
Net investment
 income..............      169,653                      197,078
Net realized gain on
 investments.........    1,283,579                      548,026
Increase (decrease)
 in unrealized
 appreciation of
 investments.........     (106,999)                     163,274
                       -----------                  -----------
Assets and units at
 end of year.........  $10,371,465   106,474.7801   $ 9,350,854
                       ===========   ============   ===========
Net asset value per
 unit at end of
 year................  $  100.6438                  $   87.8222
                       ===========                  ===========



STATEMENTS OF OPERATIONS                                             EQUITY FUND



                                                                                     Year Ended December 31
                                                               ------------------------------------------------------------------
                                                                  1996          1995          1994          1993          1992
                                                               ----------    ----------    ----------    ----------    ----------
INVESTMENT INCOME:
  Income:
    Dividends..............................................    $  238,553    $  232,178    $  254,982    $  236,720    $  247,939
    Interest...............................................        32,151        19,745        19,414        22,500        31,617
                                                               ----------    ----------    ----------    ----------    ----------
  Total income.............................................       270,704       251,923       274,396       259,220       279,556
                                                               ----------    ----------    ----------    ----------    ----------
  Expenses:
    Bank management charge.................................        93,425        79,638        75,433        74,437        71,192
    Audit services.........................................         1,765        11,394        16,088        15,130        11,286
                                                               ----------    ----------    ----------    ----------    ----------
  Total expenses...........................................        95,190        91,032        91,521        89,567        82,478
                                                               ----------    ----------    ----------    ----------    ----------
Net investment income......................................    $  175,514    $  160,891    $  182,875    $  169,653    $  197,078
                                                               ==========    ==========    ==========    ==========    ==========
REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
    Realized gain from security transactions:
        Proceeds from investments sold, matured or
          redeemed.........................................    $8,480,981    $5,043,115    $5,797,055    $7,321,983    $5,353,871
        Cost of investments sold, matured or redeemed......     7,036,451     4,355,246     5,344,519     6,038,404     4,805,845
                                                               ----------    ----------    ----------    ----------    ----------
    Net realized gain......................................     1,444,530       687,869       452,536     1,283,579       548,026
                                                               ----------    ----------    ----------    ----------    ----------
    Unrealized appreciation of investments:
        Beginning of year..................................     2,980,277     1,169,896     1,860,250     1,967,249     1,803,975
        End of year........................................     3,501,504     2,980,277     1,169,896     1,860,250     1,967,249
                                                               ----------    ----------    ----------    ----------    ----------
    Increase (decrease) in unrealized appreciation of
      investments..........................................       521,227     1,810,381      (690,354)     (106,999)      163,274
                                                               ----------    ----------    ----------    ----------    ----------
Net realized and unrealized gain (loss) on investments.....    $1,965,757    $2,498,250    $ (237,818)   $1,176,580    $  711,300
                                                               ==========    ==========    ==========    ==========    ==========


                       See Notes to Financial Statements.

EQUITY FUND                              STATEMENTS OF INVESTMENTS IN SECURITIES



                                                           December 31, 1996                         December 31, 1995
                                                 --------------------------------------    --------------------------------------
                                                 Principal                    Market       Principal                    Market
                                                  Amount         Cost          Value        Amount         Cost          Value
                                                 ---------    ----------    -----------    ---------    ----------    -----------
CASH EQUIVALENTS:
  Trust Demand Notes
    General Electric Capital Corp............    $257,275     $  257,275    $   257,275    $480,115     $  480,115    $   480,115
                                                              ----------    -----------                 ----------    -----------
TOTAL CASH EQUIVALENTS.......................                 $  257,275    $   257,275                 $  480,115    $   480,115
                                                              ----------    -----------                 ----------    -----------

                                                  Shares                                    Shares
                                                 --------                                  --------
COMMON STOCKS:
  AEROSPACE
    Boeing Co................................       3,525     $   86,191    $   375,412       4,525     $  110,643    $   354,647
                                                              ----------    -----------                 ----------    -----------
  APPAREL
    Russell Corp.............................       9,000        269,121        267,750       8,300        248,541        230,325
                                                              ----------    -----------                 ----------    -----------
  BANKS
    Bankamerica Corp.........................       3,700        296,149        369,075
    Barnett Banks, Inc.......................       4,500         91,064        185,063       4,100        165,938        241,900
    Fleet Financial Group, Inc...............       4,800        129,409        239,400       7,500        202,201        305,625
    Norwest Corp.............................       6,700        231,328        291,450
                                                              ----------    -----------                 ----------    -----------
                                                                 747,950      1,084,988                    368,139        547,525
                                                              ----------    -----------                 ----------    -----------
  BUSINESS MACHINES
    Autodesk, Inc. (Delaware)................                                                 1,900         63,919         65,075
                                                                                                        ----------    -----------
  BUSINESS SERVICES
    Deluxe Corporation.......................      10,400        340,179        340,600       7,700        261,393        223,300
    Dun & Bradstreet Corp....................       4,500         86,722        106,875       3,600        175,062        233,100
    Electronic Data Systems Corp.............       7,800        251,347        337,350
    General Motors Corp. Class E.............                                                 6,700        199,674        348,400
    Interpublic Group of Companies, Inc......                                                 3,100        126,531        134,462
    WMX Technologies, Inc....................       7,600        189,015        247,000       7,600        189,015        226,100
                                                              ----------    -----------                 ----------    -----------
                                                                 867,263      1,031,825                    951,675      1,165,362
                                                              ----------    -----------                 ----------    -----------
  CHEMICALS
    Dow Chemical Co..........................                                                 3,000        170,676        210,750
    Great Lakes Chemical Corp................       3,000        168,950        140,250       4,100        230,898        295,200
    Sigma Aldrich Corp.......................       5,700        223,911        355,891       4,000        131,743        198,000
                                                              ----------    -----------                 ----------    -----------
                                                                 392,861        496,141                    533,317        703,950
                                                              ----------    -----------                 ----------    -----------
  CONSTRUCTION
    Masco Corp...............................       7,500        160,963        270,000       7,500        160,963        235,313
    Stanley Works............................                                                 4,900        187,263        252,350
    York International Corp..................       7,600        282,919        424,650       7,200        261,739        338,400
                                                              ----------    -----------                 ----------    -----------
                                                                 443,882        694,650                    609,965        826,063
                                                              ----------    -----------                 ----------    -----------



                       See Notes to Financial Statements.

STATEMENTS OF INVESTMENTS IN SECURITIES                              EQUITY FUND



                                                               December 31, 1996                       December 31, 1995
                                                     -------------------------------------    -----------------------------------
                                                                                  Market                                 Market
                                                      Shares         Cost         Value        Shares        Cost        Value
                                                     ---------    ----------    ----------    ---------    --------    ----------
COMMON STOCKS (continued)
  CONSUMER DURABLES
    Rubbermaid, Inc. ............................      10,200     $  259,022    $  230,775       9,500     $242,239    $  242,250
                                                                  ----------    ----------                 --------    ----------
  CONTAINERS
    Crown Cork & Seal Co., Inc. .................       5,950        238,906       323,531       2,900      109,314       121,075
                                                                  ----------    ----------                 --------    ----------
  DRUGS AND MEDICINE
    Abbott Laboratories..........................       5,400        124,918       274,050       5,100      109,108       212,288
    Bristol-Myers Squibb Co......................       3,500        121,721       381,500       3,500      121,721       300,562
    Merck & Co., Inc.............................                                                3,500       86,775       229,688
    Schering-Plough Corp.........................       6,200        186,805       401,450       6,300      189,818       344,925
    US Healthcare, Inc...........................                                                6,300      194,978       292,950
                                                                  ----------    ----------                 --------    ----------
                                                                     433,444     1,057,000                  702,400     1,380,413
                                                                  ----------    ----------                 --------    ----------
  ELECTRONICS
    Hewlett Packard Co...........................       4,700        236,270       236,175
    Lucent Technology, Inc.......................       2,700        106,954       124,875
    Motorola, Inc................................       4,400        250,123       269,500
                                                                  ----------    ----------
                                                                     593,347       630,550
                                                                  ----------    ----------
  ENERGY AND UTILITIES
    Enron Corp...................................       6,400        245,271       276,000
    Entergy Corp.................................                                                3,600      100,999       105,300
    FPL Group, Inc...............................       7,100        335,855       326,600
    MCN Corp.....................................       9,100        179,732       262,763      12,500      242,028       290,625
    Pinnacle West Capital Corp...................      10,500        301,419       333,375
                                                                  ----------    ----------                 --------    ----------
                                                                   1,062,277     1,198,738                  343,027       395,925
                                                                  ----------    ----------                 --------    ----------
  ENERGY RAW MATERIALS
    Burlington Resources, Inc....................                                                4,600      190,096       180,550
    Schlumberger Ltd.............................       4,400        264,009       439,450       5,200      307,265       360,100
                                                                  ----------    ----------                 --------    ----------
                                                                     264,009       439,450                  497,361       540,650
                                                                  ----------    ----------                 --------    ----------
  FOOD AND AGRICULTURE
    Conagra, Inc.................................       6,200        207,674       308,450       4,100      100,680       169,125
    CPC International, Inc.......................       4,300        297,743       333,250
    Pepsico, Inc.................................      10,900        328,168       318,825
    Sysco Corp...................................       9,100        224,857       296,888       8,700      211,327       282,750
                                                                  ----------    ----------                 --------    ----------
                                                                   1,058,442     1,257,413                  312,007       451,875
                                                                  ----------    ----------                 --------    ----------
  INSURANCE
    American International Group, Inc............       1,700         75,276       184,025       3,150      139,483       291,375
    Chubb Corp...................................       8,000        311,941       430,000       4,000      311,941       387,000
    First Colony Corp............................                                               11,500      263,788       291,812
                                                                  ----------    ----------                 --------    ----------
                                                                     387,217       614,025                  715,212       970,187
                                                                  ----------    ----------                 --------    ----------


                       See Notes to Financial Statements.

EQUITY FUND                              STATEMENTS OF INVESTMENTS IN SECURITIES



                                                           December 31, 1996                         December 31, 1995
                                                 --------------------------------------    --------------------------------------
                                                                              Market                                    Market
                                                  Shares         Cost          Value        Shares         Cost          Value
                                                 ---------    ----------    -----------    ---------    ----------    -----------
COMMON STOCKS (continued)
  INTERNATIONAL OIL
    British Petroleum Plc....................       1,513     $  168,354    $   213,945
    Royal Dutch Petroleum Co.................                                                 1,500     $   75,295    $   211,688
                                                              ----------    -----------                 ----------    -----------
                                                                 168,354        213,945                     75,295        211,688
                                                              ----------    -----------                 ----------    -----------
  LIQUOR
    Anheuser-Busch Co., Inc. ................       8,200        194,681        328,000       4,000        189,606        267,500
                                                              ----------    -----------                 ----------    -----------
  MEDIA
    Gannett Co...............................       4,100        130,210        306,987       5,000        158,793        306,875
    Washington Post Co., Class B.............       1,000        232,124        335,125         900        197,899        253,800
                                                              ----------    -----------                 ----------    -----------
                                                                 362,334        642,112                    356,692        560,675
                                                              ----------    -----------                 ----------    -----------
  MISCELLANEOUS & CONGLOMERATES
    Cognizant Corp...........................       4,300        117,994        141,900
                                                              ----------    -----------
  MOTOR VEHICLES
    General Motors Corp......................                                                 4,200        166,278        222,075
                                                                                                        ----------    -----------
  NON-DURABLES AND ENTERTAINMENT
    Cracker Barrel Old Country Store, Inc....      10,600        205,080        268,975       8,700        159,108        150,075
                                                              ----------    -----------                 ----------    -----------
  PRODUCER GOODS
    General Electric Co......................       1,400         37,452        138,425       3,400         90,954        244,800
    Stewart & Stevenson Services, Inc........                                                 9,100        291,428        229,775
                                                              ----------    -----------                 ----------    -----------
                                                                  37,452        138,425                    382,382        474,575
                                                              ----------    -----------                 ----------    -----------
  RETAIL
    Nordstrom, Inc...........................       7,700        296,406        272,865
    Toys R Us................................       7,000        177,554        209,125       7,900        197,543        171,825
                                                              ----------    -----------                 ----------    -----------
                                                                 473,960        481,990                    197,543        171,825
                                                              ----------    -----------                 ----------    -----------
  TELEPHONE
    AT&T Corp................................       6,500        231,673        281,937       3,400        137,644        220,150
    Century Telephone Enterprises............       7,800        210,282        240,825       7,300        194,332        231,775
    MCI Communications Corp..................      12,400        238,430        405,319      13,200        253,813        344,850
                                                              ----------    -----------                 ----------    -----------
                                                                 680,385        928,081                    585,789        796,775
                                                              ----------    -----------                 ----------    -----------
  TRUCKING AND FREIGHT
    Ryder Systems, Inc.......................                                                10,050        198,518        248,737
                                                                                                        ----------    -----------
  TOTAL COMMON STOCKS........................                  9,344,172     12,845,676                  8,118,970     11,099,247
                                                              ----------    -----------                 ----------    -----------
TOTAL INVESTMENTS............................                 $9,601,447    $13,102,951                 $8,599,085    $11,579,362
                                                              ==========    ===========                 ==========    ===========


                       See Notes to Financial Statements.

                                 NBD BANK, N.A.

            RETIREMENT PLAN AND TRUST FOR SELF-EMPLOYED INDIVIDUALS

                               NBD BANK, TRUSTEE


SHORT-TERM INVESTMENT FUND                  STATEMENTS OF ASSETS AND LIABILITIES



                                                                    December 31
                                                                --------------------
                                                                  1996        1995
                                                                --------    --------
ASSETS:
    Investments in securities at amortized cost (cost-1996,
     $789,551; 1995, $864,397)..............................    $791,792    $865,969
    Interest receivable.....................................       1,558       2,180
                                                                --------    --------
        Total Assets                                             793,350     868,149
                                                                --------    --------
LIABILITIES:
    Accrued bank management charge..........................         496         543
    Accrued audit expense...................................       8,009       5,987
                                                                --------    --------
        Total Liabilities...................................       8,505       6,530
                                                                --------    --------
NET ASSETS--equivalent to $244.1684 per unit on 3,214.3587
  units in 1996 and
  $235.5472 per unit on 3,657.9462 units in 1995............    $784,845    $861,619
                                                                ========    ========



SHORT-TERM INVESTMENT FUND                   STATEMENTS OF CHANGES IN NET ASSETS



                                                                                    Year Ended December 31
                                                             --------------------------------------------------------------------
                                                                1996          1995          1994          1993           1992
                                                             ----------    ----------    ----------    -----------    -----------
FROM INVESTMENT ACTIVITIES:
    Net investment income................................    $   28,807    $   44,296    $   41,411    $    40,307    $   107,922
                                                             ----------    ----------    ----------    -----------    -----------
    Increase in net assets derived from investment
      activities.........................................        28,807        44,296        41,411         40,307        107,922
                                                             ----------    ----------    ----------    -----------    -----------
FROM PARTICIPANTS' UNITS TRANSACTIONS:
    Amounts received from participants for units
      purchased..........................................        53,582         4,696         1,727         57,244        105,436
    Payments to participants for units redeemed..........      (159,163)     (253,306)     (404,560)    (1,283,607)    (2,108,252)
                                                             ----------    ----------    ----------    -----------    -----------
    Decrease in net assets derived from participants'
      units transactions.................................      (105,581)     (248,610)     (402,833)    (1,226,363)    (2,002,816)
                                                             ----------    ----------    ----------    -----------    -----------
    Net decrease in assets...............................       (76,774)     (204,314)     (361,422)    (1,186,056)    (1,894,894)
NET ASSETS :
    Beginning of year....................................       861,619     1,065,933     1,427,355      2,613,411      4,508,305
                                                             ----------    ----------    ----------    -----------    -----------
    End of year..........................................    $  784,845    $  861,619    $1,065,933    $ 1,427,355    $ 2,613,411
                                                             ==========    ==========    ==========    ===========    ===========


                       See Notes to Financial Statements.

STATEMENTS OF CHANGES IN UNITS AND VALUE PER UNIT  SHORT-TERM INVESTMENT FUND


                                                               Year Ended December 31
                              -----------------------------------------------------------------------------------------
                                       1996                     1995                       1994                1993
                              ----------------------   -----------------------   ------------------------   -----------
                                Units       Amount       Units        Amount        Units        Amount        Units
                              ----------   ---------   ----------   ----------   -----------   ----------   -----------
Assets and units at
 beginning of period........  3,657.9462   $ 861,619   4,735.5258   $1,065,933    6,551.3811   $1,427,355   12,281.8664
Units Issued................    222.1038      53,582      20.5640        4,696        7.8759        1,727      267.1491
                              ----------   ---------   ----------   ----------   -----------   ----------   -----------
Total.......................  3,880.0500     915,201   4,756.0898    1,070,629    6,559.2570    1,429,082   12,549.0155
Units redeemed..............    665.6913     159,163   1,098.1436      253,306    1,823.7312      404,560    5,997.6344
                              ----------   ---------   ----------   ----------   -----------   ----------   -----------
Remainder...................  3,214.3587     756,038   3,657.9462      817,323    4,735.5258    1,024,522    6,551.3811
                              ----------               ----------                -----------                -----------
Net investment income.......                  28,807                    44,296                     41,411
                                           ---------                ----------                 ----------
Assets and units at end of
 period.....................  3,214.3587   $ 784,845   3,657.9462   $  861,619    4,735.5258   $1,065,933    6,551.3811
                              ==========   =========   ==========   ==========   ===========   ==========   ===========
Net asset value per unit at
 end of period..............               $244.1684                $ 235.5472                 $ 225.0928
                                           =========                ==========                 ==========

                                     Year Ended December 31
                              -------------------------------------
                                 1993                1992
                              ----------   ------------------------
                                Amount        Units        Amount
                              ----------   -----------   ----------
Assets and units at
 beginning of period........  $2,613,411   21,812.2961   $4,508,305
Units Issued................      57,244      508.6024      105,436
                              ----------   -----------   ----------
Total.......................   2,670,655   22,320.8985    4,613,741
Units redeemed..............   1,283,607   10,039.0321    2,108,252
                              ----------   -----------   ----------
Remainder...................   1,387,048   12,281.8664    2,505,489
                                           -----------
Net investment income.......      40,307                    107,922
                              ----------                 ----------
Assets and units at end of
 period.....................  $1,427,355   12,281.8664   $2,613,411
                              ==========   ===========   ==========
Net asset value per unit at
 end of period..............  $ 217.8709                 $ 212.7861
                              ==========                 ==========



STATEMENTS OF OPERATIONS                              SHORT-TERM INVESTMENT FUND



                                                                               Year Ended December 31
                                                                ----------------------------------------------------
                                                                 1996       1995       1994       1993        1992
                                                                -------    -------    -------    -------    --------
INVESTMENT INCOME:
    Income:
        Interest............................................    $44,392    $59,055    $55,588    $55,640    $140,751
                                                                -------    -------    -------    -------    --------
    Total Income............................................     44,392     59,055     55,588     55,640     140,751
                                                                -------    -------    -------    -------    --------
    Expenses:
        Bank Management Charge..............................      6,063      7,352      9,673     12,959      26,794
        Audit Services......................................      9,522      7,407      4,504      2,374       6,035
                                                                -------    -------    -------    -------    --------
    Total Expenses..........................................     15,585     14,759     14,177     15,333      32,829
                                                                -------    -------    -------    -------    --------
Net Investment Income.......................................    $28,807    $44,296    $41,411    $40,307    $107,922
                                                                =======    =======    =======    =======    ========


                       See Notes to Financial Statements.

SHORT-TERM INVESTMENT FUND               STATEMENTS OF INVESTMENTS IN SECURITIES



                                                                 December 31, 1996                     December 31, 1995
                                                         ----------------------------------    ----------------------------------
                                                         Principal                Amortized    Principal                Amortized
                                                          Amount        Cost        Cost        Amount        Cost        Cost
                                                         ---------    --------    ---------    ---------    --------    ---------
CASH EQUIVALENTS:
  Trust Demand Notes
    Allstate Life Insurance Co.......................     $50,000     $ 50,000    $ 50,000     $ 50,000     $ 50,000    $ 50,000
    American General Finance.........................      42,771       42,771      42,771       50,000       50,000      50,000
    Commonwealth Life Insurance Co...................      50,000       50,000      50,000       50,000       50,000      50,000
    General Electric Capital Corp....................         130          130         130
    Paccar Leasing Corp..............................      50,000       50,000      50,000       50,000       50,000      50,000
    Pacific Mutual Life Insurance Co.................      50,000       50,000      50,000       50,000       50,000      50,000
    Peoples Security Life Insurance Co...............      50,000       50,000      50,000       50,000       50,000      50,000
    Pitney Bowes Credit Corp.........................                                            19,803       19,803      19,803
    Protective Life Insurance Co.....................      50,000       50,000      50,000       50,000       50,000      50,000
    Sun Life Insurance Co. of America................                                            50,000       50,000      50,000
                                                                      --------    --------                  --------    --------
  Total Trust Demand Notes...........................                  342,901     342,901                   419,803     419,803
                                                                      --------    --------                  --------    --------
  Certificates of Deposit
    First Union National Bank of N.C.................                                            50,000       50,000      50,000
    Seattle First National Bank......................                                            50,000       50,000      50,000
                                                                                                            --------    --------
  Total Certificates of Deposit......................                                                        100,000     100,000
                                                                                                            --------    --------
  COMMERCIAL PAPER:
    Air Products & Chemicals, Inc....................                                            50,000       48,860      48,959
    Allomon Funding Corp.............................      50,000       49,370      49,882
    Banc One Funding Corp............................      50,000       49,547      49,896
    Bausch & Lomb, Inc...............................                                            50,000       49,771      49,944
    Deere John Capital Corp..........................                                            50,000       48,700      48,780
    Echlin, Inc......................................                                           100,000       98,631      99,729
    Eureka Securitization, Inc.......................      50,000       49,515      49,784
    Fleet Funding Corp...............................      50,000       49,627      49,779
    Ford Motor Credit Co.............................                                            50,000       49,316      49,354
    Galleon Capital Corp.............................      50,000       49,770      49,873
    Lincoln National Corp............................                                            50,000       49,316      49,400
    Monte Rosa Capital Corp..........................      50,000       49,781      49,947
    Premium Funding, Inc.............................      50,000       49,870      49,908
    Providian Corp...................................      50,000       49,616      49,941
    Triple A One Funding Corp........................      50,000       49,554      49,881
                                                                      --------    --------                  --------    --------
  TOTAL COMMERCIAL PAPER.............................                  446,650     448,891                   344,594     346,166
                                                                      --------    --------                  --------    --------
TOTAL INVESTMENTS....................................                 $789,551    $791,792                  $864,397    $865,969
                                                                      ========    ========                  ========    ========

NOTES TO FINANCIAL STATEMENTS

(1) SIGNIFICANT ACCOUNTING POLICIES

     The Balanced Fund, Equity Fund and Short-Term Investment Fund of the NBD Bank, N.A. Retirement Plan & Trust for Self-Employed Individuals (the Funds) are managed in accordance with the Plan and Declaration of Trust which established the Funds. The financial statements of the Funds are presented in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) SECURITY VALUATION

     Investments in securities traded on a nationally recognized exchange are valued at the last reported sales price on the valuation date, if any; otherwise they are valued at the mean between the closing bid and ask prices or the closing bid price. Nonmarketable securities are valued by the Trustee on the basis of the prices at which similar debt securities of substantially similar quality are being traded.

     Investment securities for the Short-Term Investment Fund are stated at amortized cost which approximates market.

(3) FEDERAL INCOME TAXES

     The Retirement Plan & Trust for Self-Employed Individuals is a tax-exempt trust under Sections 401 and 501 of the Internal Revenue Code of 1986, as amended, based on the opinion of counsel and letters from the Employee Plans Qualifications Branch of the Internal Revenue Service.

(4) SECURITIES TRANSACTIONS

     Interest income is recorded on an accrual basis when earned. Dividend income is recorded on the ex-dividend date. Changes in market values of securities are reflected as increases or decreases in the net assets of the Funds. Premiums and discounts on securities purchased by the Short-Term Investment Fund are amortized/accreted, on a method which approximates the effective yield basis, from the date of acquisition to maturity. Premiums and discounts are not amortized/accreted in the Balanced Fund at the election of the Trustees. Realized gains and losses on securities sold are determined on the average cost method. Investment security purchases and sales are accounted for on a trade date basis.

(5) UNIT ISSUES, REDEMPTIONS AND DISTRIBUTIONS

     The net asset values per unit of the Funds are determined as of the last business day of each month. Unit issues and redemptions are transacted only as of the valuation date and at such month-end net asset value per unit. Net investment income is reinvested and reflected in the month-end net asset values per unit.

(6) EXPENSES

     The Trustee may charge the Funds for all reasonable expenses incurred in the administration of the Funds. The management charge is based upon 1/16 of 1 percent of the market value of the funds as of each monthly valuation date. Certain trust expenses shall be borne by the Trustee.

                                    PART II

                                  UNDERTAKINGS

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 26th day of March, 1997.


                                           NBD BANK, Trustee under NBD Bank,
                                           N.A. Retirement Plan and Trust for
                                           Self-Employed Individuals

                                           By    MARY JO GRASSNIG
                                             -------------------------------
                                                 Mary Jo Grassnig

                                                 Vice President

                                 EXHIBIT INDEX


                                                                              SEQUENTIALLY
EXHIBIT                                                                         NUMBERED
NUMBER                                DESCRIPTION                                 PAGE
-------                               -----------                             ------------
   23(a)      Consent of Independent Public Accountants
   23(b)      Independent Auditors' Consent